Exhibit 10.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. Nothing contained in thIS RESTRUCTURING SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules attached hereto in accordance with Section 16.02 hereof, this “Agreement”) is made and entered into as of April 10, 2020 (the “Execution Date”), by and among the following parties, severally and not jointly, and each in the capacity set forth on its signature page to this Agreement (each of the following described in sub-clauses (i) through (v) of this preamble, collectively, the “Parties”):1

i.	Hornbeck Offshore Services, Inc. (the “Company” or “Hornbeck”), a corporation duly organized and existing under the laws of the State of Delaware, and each of its subsidiaries party hereto and any successors thereto (collectively with the Company, the “Company Parties”);

ii.	the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of ABL Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to the Notice Parties (such holders (or the managers, beneficial holders, general partners or investment advisors acting on behalf of such holders) in this clause (ii), collectively with their permitted assigns and any subsequent holder of ABL Claims that becomes party hereto in accordance with the terms hereof, the “Consenting ABL Lenders”);

iii.	the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of First Lien Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to the Notice Parties (such holders (or the managers, beneficial holders, general partners or investment advisors acting on behalf of such holders) in this clause (iii), collectively with their permitted assigns and any subsequent holder of First Lien

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

Claims that becomes party hereto in accordance with the terms hereof, the “Consenting First Lien Lenders”);

iv.	the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of Second Lien Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to the Notice Parties (such holders (or the managers, beneficial holders, general partners or investment advisors acting on behalf of such holders) in this clause (iv), collectively with their permitted assigns and any subsequent holder of Second Lien Claims that becomes party hereto in accordance with the terms hereof, the “Consenting Second Lien Lenders” and together with the Consenting ABL Lenders and the Consenting First Lien Lenders, the “Consenting Secured Lenders”); and

v.	the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of Unsecured Notes Claims (such holders (or the managers, beneficial holders, general partners or investment advisors acting on behalf of such holders) in this clause (v), collectively with their permitted assigns and any subsequent holder of Unsecured Notes Claims that becomes party hereto in accordance with the terms hereof, the “Consenting Unsecured Noteholders” and collectively, with the Consenting Secured Lenders, the “Consenting Creditors”).[2]

RECITALS

WHEREAS, the Company Parties and the Consenting Creditors have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms: (a) set forth in this Agreement and (b) as specified in that certain Restructuring Term Sheet, attached as Exhibit A hereto (the “Restructuring Term Sheet” and, such transactions as described in and implemented in accordance with the terms of this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”);

WHEREAS, the Company Parties intend to implement the Restructuring Transactions by commencing voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”);

WHEREAS, subject to the terms of this Agreement, the Parties have agreed to take certain actions in support of the Restructuring Transactions; and

[2]	References herein to a percentage of holders of Claims refer to the percentage of the total outstanding principal amount of the applicable Claims held by such Claim holder.

WHEREAS, the Parties desire to express their mutual support and commitment in respect of the Restructuring Transactions, including with respect to the consummation of the Plan on the terms and conditions contained in this Agreement and the Restructuring Term Sheet.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, severally and not jointly, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.             Definitions and Interpretation.

1.01.       Definitions. The following terms shall have the following definitions:

“2020 Notes” means the 5.875% Senior Notes due 2020 issued pursuant to the 2020 Notes Indenture.

“2020 Notes Indenture” means that certain indenture dated as of March 16, 2012, as may be amended, restated, or otherwise supplemented from time to time, for the 2020 Notes by and among Hornbeck, each of the guarantors party thereto, and the 2020 Notes Indenture Trustee.

“2020 Notes Indenture Trustee” means Wilmington Trust, National Association, acting through such of its affiliates or branches as it may designate, in its capacity as indenture trustee under the 2020 Notes Indenture, or any indenture trustee as permitted by the terms set forth in the 2020 Notes Indenture.

“2021 Notes” means the 5.000% Senior Notes due 2021 issued pursuant to the 2021 Notes Indenture.

“2021 Notes Indenture” means that certain indenture dated as of March 28, 2013, as may be amended, restated, or otherwise supplemented from time to time, for the 2021 Notes by and among Hornbeck, the guarantors party thereto, and the 2021 Notes Indenture Trustee.

“2021 Notes Indenture Trustee” means Wilmington Trust, National Association, acting through such of its affiliates or branches as it may designate, in its capacity as indenture trustee under the 2021 Notes Indenture, or any indenture trustee as permitted by the terms set forth in the 2021 Notes Indenture.

“ABL Agent” means Wilmington Trust, National Association, acting through such of its affiliates or branches as it may designate, as collateral agent and administrative agent to the ABL Credit Agreement, or any administrative agent as permitted by the terms set forth in the ABL Credit Agreement.

“ABL Agent Representatives” means Thompson Hine LLP, and any local counsel to the ABL Agent.

“ABL Credit Agreement” means the Senior Credit Agreement, dated as of June 28, 2019, amended by that certain First Amendment, dated as of January 17, 2020, among the Company, each of the guarantors from time to time party thereto, each of the lenders, and the ABL Agent, and amended by that certain Second Amendment, dated as of February 29, 2020, among the Company, each of the guarantors from time to time party thereto, and the ABL Agent, as amended, restated, supplemented or otherwise modified from time to time, among the Company, each of the guarantors from time to time party thereto, each of the lenders from time to time party thereto, and the ABL Agent.

“ABL Claims” means any Claim derived from, based upon, or arising under the ABL Credit Agreement.

“ABL Documents” means, collectively, the ABL Credit Agreement and any security documents and any other collateral, guarantee, and ancillary documents, including any applicable forbearance agreement, executed in connection with the ABL Credit Agreement.

“ABL Forbearance Agreement” means that certain forbearance agreement attached hereto as Exhibit E.1.

“ABL Lenders” means the lenders from time to time party to the ABL Credit Agreement.

“ABL Lender Representatives” means Brown Rudnick LLP, and any local counsel to the ABL Agent.

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, (x) the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, limited liability company or other ownership interests, by contract or otherwise) of such Person or (y) solely with respect to Affiliates of Consenting Creditors, the investment or voting discretion or control with respect to discretionary accounts of such Person.

“Agent” means any agent, collateral agent, or other agent or similar entity under the ABL Credit Agreement, First Lien Credit Agreement, Second Lien Credit Agreement, or DIP Credit Agreement.

“Agents/Trustees” means, collectively, each of the Agents and the Unsecured Notes Indenture Trustees.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 16.02 of this Agreement.

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 of this Agreement have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, repurchase, refinancing, extension or repayment of a material portion of the Company’s or any Company Party’s funded debt (in each case, outside of the ordinary course of business), liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Backstop and Direct Investment Agreement” means that certain backstop and investment agreement that will govern certain matters related to the Equity Rights Offering.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Southern District of Texas presiding over the Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company” has the meaning set forth in the preamble hereto.

“Company Claims/Interests” means any Claim against, or Interest in, a Company Party, including the ABL Claims, First Lien Claims, the Second Lien Claims, and the Unsecured Notes Claims.

“Company Counsel” means Kirkland and Ellis LLP.

“Company Parties” has the meaning set forth in the preamble hereto.

“Competitor” means a competitor of the Company, Company Party or any of their Affiliates in the business of providing the services of offshore supply vessels, or offshore service vessels (including, without limitation, crew boats, fast supply vessels, multi-purpose support vessels, flotels, services to Military Sealift Command, construction vessels, anchor handling towing supply vessels, tugs, double hulled tank barges and double hulled tankers or other complementary offshore marine vessels) or any other marine vessel business, including any logistics services related thereto or any ancillary, complementary or related line of business, which competitor is identified on a written list provided on behalf of the Consenting Creditors to the Company via email on the date hereof.

“Confidentiality Agreement” means an executed confidentiality agreement or nondisclosure agreement, including, but not limited to, with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

“Consenting ABL Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Creditor Fees and Expenses” means the reasonable and documented fees and expenses on the efforts to implement the Restructuring Transactions and not previously paid by, or on behalf of, the Company Parties, of (i) the Consenting Creditor Representatives and (ii) Thompson Hine LLP, as counsel to Wilmington Trust, N.A., in its capacity as ABL Agent, First Lien Agent, Second Lien Agent and DIP Agent; in each case, in accordance with the engagement letters of such consultant or professional (which, in the case of advisors other than counsel, shall be signed by or reasonably acceptable to the Company Parties), including, without limitation, any restructuring or completion fees contemplated therein, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals.

“Consenting Creditors” has the meaning set forth in the preamble to this Agreement.

“Consenting Creditor Representatives” means the ABL Lender Representatives, Secured Lender Group Representatives, and Noteholder Committee Representatives.

“Consenting First Lien Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Second Lien Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Secured Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Unsecured Noteholders” has the meaning set forth in the preamble to this Agreement.

“Debtors” means Hornbeck and its Affiliates that file chapter 11 petitions.

“Definitive Documents” means the documents set forth in Section 3.01 of this Agreement.

“DIP Agent” means Wilmington Trust, National Association, acting through such of its affiliates or branches as it may designate, as collateral agent and administrative agent to the DIP Credit Agreement, or any administrative agent as permitted by the terms set forth in the DIP Credit Agreement.

“DIP Claims” means any Claim against the Debtors arising under, derived from, or based upon the DIP Facility or the DIP Credit Agreement.

“DIP Commitments” has the meaning ascribed to the term Commitments in the DIP Credit Agreement, provided, however, that each DIP Commitment Party shall be permitted to allocate their respective funding obligation with respect to the DIP Commitments to any Affiliate designee, and the rights and obligations with respect to such DIP Commitments shall be calculated accordingly.

“DIP Commitment Party” means the parties that commit severally, and not jointly, to fund the DIP Facility.

“DIP Credit Agreement” means that certain credit agreement evidencing the DIP Facility in accordance with the terms and conditions of, and subject in all respects to the DIP Facility Term Sheet and the DIP Order.

“DIP Documents” means all Loan Documents, as defined in the DIP Credit Agreement.

“DIP Facility” means the $75 million debtor-in-possession term loan facility to be provided to the Company Parties in accordance with the terms and conditions of, and subject in all respects to, the DIP Facility Term Sheet and the DIP Order.

“DIP Facility Term Sheet” means the term sheet setting forth the terms and conditions of the DIP Facility, attached as Exhibit B hereto.

“DIP Motion” means the motion filed by the Debtors seeking entry of an interim and final DIP Order.

“DIP Order” means the interim or final, as applicable, order of the Bankruptcy Court setting forth the terms of debtor-in-possession financing and use of cash collateral, which shall be consistent with the DIP Facility Term Sheet and shall provide for the payment of the fees and expenses of the Consenting Unsecured Noteholders subject to and in accordance with Section 16.21.

“Disclosure Statement” means the related disclosure statement with respect to the Plan.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Rights Offering” means the rights offering of New Equity to be issued by Reorganized Hornbeck in exchange for $100 million in cash on the terms and conditions set forth in the Restructuring Term Sheet and the Equity Rights Offering Documents.

“Equity Rights Offering Documents” means collectively, the Backstop and Direct Investment Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection with the Equity Rights Offering, including the Equity Rights Offering Procedures.

“Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering, which rights offering procedures shall be set forth in the Equity Rights Offering Documents.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Exit Facility” means the post-petition financing facility on the conditions set forth in the Exit Facility Documents.

“Exit Facility Documents” means the agreements and related documents governing the Exit Facility.

“First Day Pleadings” means the first-day pleadings that the Company Parties determine are necessary or desirable to file.

“First Lien Agent” means Wilmington Trust, National Association, as administrative agent and collateral agent under the First Lien Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the First Lien Credit Agreement.

“First Lien Lenders” means, collectively, the banks, financial institutions, and other lenders party to the First Lien Credit Agreement from time to time, each solely in their capacity as such.

“First Lien Loan Documents” means, collectively, the First Lien Credit Agreement and any security documents and any other collateral, guarantee, and ancillary documents, including any applicable forbearance agreement, executed in connection with the First Lien Credit Agreement.

“First Lien Loans” means loans outstanding under the First Lien Credit Agreement.

“First Lien Agent Representatives” means Thompson Hine LLP, and any local counsel to the First Lien Agent.

“First Lien Credit Agreement” means that certain term loan credit agreement, dated as of June 15, 2017, amended by that certain First Amendment dated as of March 26, 2018, by and among the Company, Hornbeck Offshore Services LLC as co-borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders party thereto, and amended by that Second Amendment, dated as of June 28, 2019, by and among the Company, Hornbeck Offshore Services LLC as co-borrower, the lenders party thereto and Wilmington Trust National Association, as administrative agent and collateral agent for the lenders party thereto, and amended by the Increase Joinder No. 1A, dated as of March 1, 2019, Increase Joinder No. 1B, dated as of March 1, 2019, and Increase Joinder No. 1C, dated as of March 1, 2019, and amended by that certain Third Amendment dated as of February 6, 2020, by and among the Company, Hornbeck Offshore Services LLC as co-borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative and collateral agent for the lenders party thereto as amended, restated, supplemented or otherwise modified from time to time, among Hornbeck, Hornbeck Offshore Services LLC as co-borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders party thereto.

“First Lien Claims” means any Claims against any Debtor derived from, based upon, or arising under the First Lien Credit Agreement.

“First Lien Forbearance Agreement” means that certain forbearance agreement attached hereto as Exhibit E.2.

“Forbearance Agreements” means the ABL Forbearance Agreement, First Lien Forbearance Agreement, Second Lien Forbearance Agreement, and Unsecured Notes Forbearance Agreement.

“Governing Body” means, with respect to any Entity, the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of an Entity (including the board of directors of Hornbeck).

“Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, supplemented, or modified from time to time.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Management Incentive Plan” means the Management Incentive Plan to be implemented with respect to Reorganized Hornbeck (and/or its subsidiaries) on and after the effective date of the Plan, for distributions of the New Equity to its participants on terms and conditions reasonably acceptable to the Company Parties and the Required Consenting Creditors.

“Milestones” means the milestones set forth in Section 4 of this Agreement.

“New Equity” means the common stock, limited liability company membership units, or functional equivalent thereof of Reorganized Hornbeck to be issued on the Plan Effective Date subject to the terms and conditions set forth in the Restructuring Term Sheet and the New Stockholders Agreement.

“New Corporate Governance Documents” means the form of certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement, and such other applicable formation, organizational and governance documents (if any) of Reorganized Hornbeck, the material terms of each of which shall be included in the Plan Supplement.

“New Stockholders Agreement” means that certain shareholders agreement that will govern certain matters related to the governance of Reorganized Hornbeck and the New Equity, the material terms of which shall be included in the Plan Supplement.

“New Warrants” means the warrants to purchase New Equity of Reorganized Hornbeck to be issued on the Plan Effective Date subject to the terms and conditions set forth in the Restructuring Term Sheet, the New Warrant Agreement and the New Stockholders Agreement.

“New Warrant Agreement” means that certain warrant agreement that will govern the New Warrants to be entered into by Reorganized Hornbeck and a warrant agent reasonably satisfactory to satisfactory to the Company Parties and the Required Consenting Unsecured Noteholders, the material terms of which shall be included in the Plan Supplement.

“Non-Debtor Loan Party” means any Obligor (as defined in the ABL Credit Agreement), Loan Party (as defined in each of the First Lien Credit Agreement and Second Lien

Credit Agreement), or Guarantor (as defined in the Unsecured Notes Indentures) in each case, that is not a Debtor.

“Noteholder Committee” means the group or committee of the Consenting Noteholders represented by Milbank LLP.

“Noteholder Committee Representatives” means Milbank LLP, Seward & Kissel LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, any local counsel to the Noteholder Committee, and Moelis & Company.

“Notice Parties” has the meaning given to it in Section 16.11 of this Agreement.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 10.01 of this Agreement.

“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case.

“Plan” means the Debtors’ joint plan of reorganization that will effectuate the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet.

“Plan Effective Date” means the occurrence of the effective date of the Plan according to its terms.

“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan to be filed by the Debtors with the Bankruptcy Court.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Related Party” means, with respect to any person or Entity, each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other committee members, members of any Governing Body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an

Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors of such person or Entity, and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

“Releases” means the releases contained in Section 9 of this Agreement.

“Releasing Parties” means, collectively, each Releasing Company Party and each Releasing Consenting Creditor Party.

“Released Claim” has the meaning ascribed to such term in Section 9.01.

“Releasing Company Party” means each of the Company Parties and, to the maximum extent permitted by Law, each of their respective Affiliates and Related Parties.

“Releasing Consenting Creditor Parties” means, each of, and in each case in its capacity as such: (a) the Consenting Creditors; (b) the Agents/Trustees; (c) and to the maximum extent permitted by Law, each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) to the maximum extent permitted by Law, each Related Party of each Entity in clause (a) through this clause (d).

“Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, including Reorganized Hornbeck.

“Reorganized Hornbeck” means either (a) Hornbeck, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, or (b) a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Equity and the New Warrants to be distributed pursuant to the Plan.

“Reorganized Hornbeck Board” means the board of directors (or other applicable Governing Body) of the Reorganized Hornbeck.

“Required Consenting Creditors” means the Required Consenting ABL Lenders, the Required Consenting First Lien Lenders, the Required Consenting Second Lien Lenders and the Required Consenting Unsecured Noteholders.

“Required Consenting ABL Lenders” means, as of the relevant date, Consenting ABL Lenders holding greater than 50% of the aggregate outstanding principal amount of ABL Loans that are held by all Consenting ABL Lenders.

“Required Consenting First Lien Lenders” means, as of the relevant date, Consenting First Lien Lenders (including at least two Consenting First Lien Lenders that are not Affiliates of one another) holding greater than 50% of the aggregate outstanding principal amount of First Lien Loans that are held by all Consenting First Lien Lenders.

“Required Consenting Second Lien Lenders” means, as of the relevant date, Consenting Second Lien Lenders holding greater than 50% of the aggregate outstanding principal amount of Second Lien Loans that are held by all Consenting Second Lien Lenders; provided that, for any matter that has a material, adverse and disproportionate effect on the economic interests of holders of Second Lien Claims, the Required Consenting Second Lien Lenders shall mean, as of the relevant date, Consenting Second Lien Lenders (including at least three Consenting Second Lien Lenders that are not Affiliates of one another) holding not less than 66.67% of the aggregate outstanding principal amount of Second Lien Claims that are held by all Consenting Second Lien Lenders.

“Required Consenting Unsecured Noteholders” means, as of the relevant date, Consenting Unsecured Noteholders holding greater than 50% of the aggregate outstanding principal amount of Unsecured Notes that are held by all Consenting Unsecured Noteholders; provided that, for any matter that has a material, adverse and disproportionate effect on the economic interests of holders of Unsecured Notes Claims, the Required Consenting Unsecured Noteholders shall mean, as of the relevant date, Consenting Unsecured Noteholders (including at least three Consenting Unsecured Noteholders that are not Affiliates of one another) holding not less than 66.67% of the aggregate outstanding principal amount of Unsecured Notes Claims that are held by all Consenting Unsecured Noteholders.

“Required DIP Facility Lenders” means Required Lenders, as defined in the DIP Credit Agreement.

“Restricted Period” means the period commencing as of the date each Consenting Creditor, as applicable, executes this Agreement until the Termination Date, as to such Consenting Creditor.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Second Lien Lenders” means the lenders from time to time party to the Second Lien Credit Agreement.

“Second Lien Agent” means Wilmington Trust, National Association, as administrative agent and collateral agent under the Second Lien Credit Agreement, or any successor administrative agent or collateral agent as permitted by the terms set forth in the Second Lien Credit Agreement.

“Second Lien Agent Representatives” means Thompson Hine LLP, and any local counsel to the Second Lien Agent.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of February 7, 2019, as amended, restated, supplemented or otherwise modified from time to time, among the Company, Hornbeck Offshore Services, LLC as co-borrower, each of the lenders from time to time party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders party thereto.

“Second Lien Claims” means any Claims derived from, based upon, or arising under the Second Lien Credit Agreement.

“Second Lien Documents” means, collectively, the Second Lien Credit Agreement and any security documents and any other collateral, guarantee, and ancillary documents, including any applicable forbearance agreement, executed in connection with the Second Lien Credit Agreement.

“Second Lien Forbearance Agreement” means that certain forbearance agreement attached hereto as Exhibit E.3.

“Secured Lender Group” means the ad hoc group of Consenting Secured Lenders represented by Davis Polk & Wardwell LLP.

“Secured Lender Group Representatives” means Davis Polk & Wardwell LLP, Ducera Partners LLC, Porter Hedges LLP, Creel, García-Cuéllar, Aiza y Enriquez, S.C., Blank Rome LLP and any other local and special counsel to the Secured Lender Group.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicitation Materials” means all solicitation materials with respect to the Plan, including the Disclosure Statement and related ballots.

“Taxes” means any and all U.S. federal, state or local, or foreign, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any assessment, duty, fee or other charge in the nature of or in lieu of any such tax) and any interest, penalty, or addition thereto, whether disputed or not, imposed on the Company Parties resulting from the Restructuring Transactions.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 14.01, 14.02, 14.03 or 14.04 of this Agreement, as applicable.

“Termination Event” are the events set forth in Section 14 of this Agreement.

“Transfer” has the meaning set forth in Section 10.

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached as Exhibit D hereto.

“Unsecured Notes Claims” means any Claim derived from, based upon, or arising under the Unsecured Notes Indentures.

“Unsecured Notes Forbearance Agreement” means that certain forbearance agreement attached hereto as Exhibit E.4.

“Unsecured Notes Indentures” means the 2020 Notes Indenture and the 2021 Notes Indenture.

“Unsecured Notes Indenture Trustees” means the 2020 Notes Indenture Trustee and the 2021 Notes Indenture Trustee.

“Unsecured Notes Indenture Trustees Representatives” means Stroock & Stroock & Lavan LLP, and any local counsel to the Indenture Trustees Representatives.

1.02.       Interpretation. For purposes of this Agreement:

(a)           capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Restructuring Term Sheet;

(b)          in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(c)           capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(d)          unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(e)          unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(f)           unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(g)          the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(h)           captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(i)            references to “shareholders,” “stockholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(j)            the use of “include” or “including” is without limitation, whether stated or not; and

(k)          the word “or” shall not be exclusive.

Section 2.             Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time on the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)          each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to the Notice Parties;

(b)          the following shall have executed and delivered counterpart signature pages of this Agreement to the Company Parties:

(i)          holders of 100% of the aggregate principal amount of loans outstanding under the ABL Credit Agreement, inclusive of validly executed but unsettled trades;

(ii)         holders of at least 66.67% of the aggregate principal amount of loans outstanding under the First Lien Credit Agreement, inclusive of validly executed but unsettled trades;

(iii)       holders of at least 66.67% of the aggregate principal amount of loans outstanding under the Second Lien Credit Agreement, inclusive of validly executed but unsettled trades; and

(iv)       holders of at least 66.7% of the aggregate principal amount of outstanding Unsecured Notes, inclusive of validly executed but unsettled trades;

provided, that signature pages executed by Consenting Creditors shall be delivered to the Company Parties in an unredacted form; provided, further, that the Company Parties and the advisors to the Company Parties shall not disclose the unredacted signature pages and shall keep such unredacted signature pages in strict confidence, except as may be required by law.

Section 3.             Definitive Documents.

3.01.       The transactions contemplated herein will be implemented pursuant to various agreements and related documentation (including any amendments, supplements or modifications thereof approved in accordance with the terms of this Agreement, the “Definitive Documents”), in each case on substantially the same terms and otherwise consistent in all material respects with the Restructuring Term Sheet, this Agreement and the Plan. The Definitive Documents governing the Restructuring Transactions shall consist of the following: (A) the Plan and the Plan Supplement (and all exhibits, ballots, solicitation procedures, and other documents and instruments related thereto), including any “Definitive Documentation” as defined therein and not explicitly so defined herein; (B) the Confirmation Order; (C) the DIP Order, the DIP Credit Agreement and the other DIP Documents, and related documentation; (D) the Disclosure Statement; (E) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (F) the First Day Pleadings and all orders sought pursuant thereto; (G) any and all documentation required to implement, issue, and distribute the New Equity and the New Warrants; (H) the Equity Rights Offering Documents; (I) the Exit Facility Documents; (J) the New Corporate Governance Documents; (K) the New Stockholders Agreement; (L) the New Warrant Agreement; (M) the Management Incentive Plan; (N) documentation regarding the treatment of the Hornbeck Family Assets (as defined in the Restructuring Term Sheet), if any and (O) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan. For the avoidance of doubt, the definition of Definitive Documents includes any summary of material terms thereof, which summary shall be subject to the consents set forth in Section 3.02 of this Agreement.

3.02.       The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date including all exhibits, annexes, schedules, amendments and supplements relating to such Definitive Documents, are subject to negotiation and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with this Agreement, including, for the avoidance of doubt, the Restructuring Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 15 of this Agreement. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date including all exhibits, annexes, schedules, amendments and supplements relating to such Definitive Documents shall otherwise be in form and substance satisfactory to the Company Parties and the Required Consenting Creditors.

Section 4.             Milestones. The following Milestones shall apply to this Agreement unless extended or waived in writing (which may be by email) by the Company Parties and the Required Consenting Creditors:

(a)          no later than April 16, 2020, the Company Parties shall commence solicitation of the Plan in accordance with section 1126(b) of the Bankruptcy Code;3

(b)          no later than April 20, 2020, the Company Parties shall commence the Chapter 11 Cases;

[3]	The Plan shall include Definitive Documents (which may be, for the avoidance of doubt, a summary of the material terms thereof in accordance with Section 3 hereof) with respect to the Equity Rights Offering Documents, the Exit Facility Documents, the New Corporate Governance Documents, the New Stockholders Agreement, the Management Incentive Plan and documentation regarding the treatment of the Hornbeck Family Assets (as defined in the Restructuring Term Sheet), if any. The Parties shall negotiate in good faith on the terms of post-Plan Effective Date management agreements, which shall be agreed by the Plan Effective Date.

(c)          on the Petition Date, the Debtors shall file with the Bankruptcy Court the DIP Motion (including the proposed DIP Order), the Plan, the Disclosure Statement and a motion seeking approval of, and scheduling a combined hearing on, the Plan and Disclosure Statement;

(d)          no later than 3 Business Days following the Petition Date, the Bankruptcy Court shall have entered an interim DIP Order;

(e)          no later than 30 calendar days following the Petition Date, the Bankruptcy Court shall have entered the final DIP Order;

(f)            no later than 40 calendar days following the Petition Date, a hearing on confirmation of the Plan shall have been heard by the Bankruptcy Court;

(g)          no later than 45 calendar days following the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and

(h)          no later than the earliest of (i) 21 calendar days after the Confirmation Date, and (ii) 75 calendar days following the Petition Date, the Plan Effective Date shall have occurred;

provided, however, in each case, the dates set forth above may be extended with the consent of the Required Consenting Creditors and Required DIP Facility Lenders. Notwithstanding the foregoing, so long as the Company Parties are not otherwise in breach of their obligations hereunder and have used reasonable best efforts to comply with the Milestones, in the event that any of the events set forth above cannot occur by the corresponding date set forth above as a result of circumstances beyond the control of the Parties relating to the virus known as COVID-19, such date shall be deemed extended solely to the extent of the delay resulting from such circumstances; provided that in no event shall (i) any one Milestone and (ii) the extension for all Milestones in this Section 4 be extended for longer than 10 Business Days in the aggregate without the consent of the Required Consenting Creditors and the Required DIP Facility Lenders.

Section 5.             Commitments of the Consenting Creditors.

5.01.       General Commitments, Forbearances, and Waivers.

(a)          During the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees in respect of all of its Company Claims/Interests pursuant to this Agreement to:

(i)         support the Restructuring Transactions and exercise each and every Company Claim/Interest and any powers or rights available to it (including in any board, stockholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions and not change or withdraw (or cause to be changed or withdrawn) any such vote, subject to Section 14.05 hereof;

(ii)         support and not object to, take any action contrary to or otherwise challenge, directly or indirectly, in any respect, the Releases;

(iii)       not, and not direct any other person to, exercise any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests;

(iv)       give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions; provided, that nothing herein shall require any Consenting Creditors to indemnify the applicable Agents/Trustees or incur any liability or out-of-pocket costs in connection with giving any such, order, instruction or direction;

(v)        negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents to which it is required to be a party or for which its approval or consent is required;

(vi)       provide promptly upon request by the Debtors or their advisors the aggregate principal amount of each of such Consenting Creditor’s Claims against the Debtors, on an issuance-by-issuance basis as of the date of such request; and

(vii)      not authorize, agree, resolve or consent to actions in contravention of any of the foregoing.

(b)          During the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees in respect of all of its Company Claims/Interests pursuant to this Agreement that it shall not directly or indirectly, and shall not direct any other Entity to:

(i)         (x) object to, delay, impede or take any other action to interfere, directly or indirectly, in any respect with the approval, acceptance or implementation of the Restructuring Transactions, including the DIP Facility; or (y) encourage any person or entity (including, without limitation, any Consenting Creditor, the ABL Agent or any ABL Lender, the First Lien Agent or any First Lien Lender, the Second Lien Agent or any Second Lien Lender, the Unsecured Notes Indenture Trustee or any Unsecured Noteholder) to do any of the foregoing;

(ii)         take any other actions in contravention of this Agreement, the Restructuring Term Sheet, or the Definitive Documents, or to the material detriment of the Restructuring Transaction;

(iii)       file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with the approval of this Agreement, the Restructuring Term Sheet, the Plan or the Restructuring Transactions;

(iv)       initiate, or cause to be initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(v)        object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code;

(vi)       object to or commence any legal proceeding challenging the adequate protection granted or proposed to be granted to the holders of the First Lien Claims, Second Lien Claims and ABL Claims under the DIP Order;

(vii)      object to or commence any legal proceeding challenging the liens or claims (including the priority thereof) granted or proposed to be granted to the DIP Commitment Parties under the DIP Order; or

(viii)     directly or indirectly, through any Person, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal or object to or take any other action that would reasonably be expected to prevent, interfere with, delay, or impede the solicitation, approval of the Disclosure Statement, or the confirmation and consummation of the Plan and the Restructuring Transactions; provided that nothing in this clause (viii) shall affect any rights of the Consenting Creditors set forth in Sections 8.01 and 8.02.

(c)          During the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees in respect of all of its Company Claims/Interests pursuant to this Agreement not to exercise any right or remedy for the enforcement, collection, or recovery of any obligation arising under the ABL Credit Agreement, First Lien Credit Agreement, the Second Lien Credit Agreement, or the Unsecured Notes Indentures against any direct or indirect subsidiary of Hornbeck that is a Non-Debtor Loan Party.

5.02.       Commitments with Respect to Chapter 11 Cases.

(a)          During the Agreement Effective Period, each Consenting Creditor that is entitled to vote to accept or reject the Plan pursuant to its terms, severally, and not jointly, agrees that it shall, subject to receipt by such Consenting Creditor of the Solicitation Materials:

(i)         vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan by the applicable voting deadline following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii)        not object to the Plan;

(iii)       consent to and, if applicable, not opt out of, the releases set forth in the Plan; and

(iv)       except as expressly set forth in this Agreement and subject to Section 14.05, not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (a)(i) and (iii) above.

(b)           During the Agreement Effective Period, each Consenting Creditor, in respect of each of its Company Claims/Interests, severally, and not jointly, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement.

5.03.       Forbearance Agreements..

(a)          Each Consenting ABL Lender party to the ABL Forbearance Agreement, by signing this Agreement, agrees to extend the Termination Event (as defined in the ABL Forbearance Agreement) set forth in section 2(a)(xv) thereof until the earlier of (i) the Termination Date and (ii) Petition Date.

(b)          Each Consenting First Lien Lender party to the First Lien Forbearance Agreement, by signing this Agreement, agrees to extend the Termination Event (as defined in the First Lien Forbearance Agreement) set forth in section 2(a)(xv) thereof until the earlier of (i) the Termination Date and (ii) Petition Date.

(c)          Each Consenting Second Lien Lender party to the Second Lien Forbearance Agreement, by signing this Agreement, agrees to extend the Termination Event (as defined in the Second Lien Forbearance Agreement) set forth in section 2(a)(xv) thereof until the earlier of (i) the Termination Date and (ii) Petition Date.

(d)          Each Consenting Noteholder party to the Unsecured Notes Forbearance Agreement, by signing this Agreement, agrees to extend the Forbearance Period (as defined in the Unsecured Notes Forbearance Agreement) until the earlier of (i) the Termination Date and (ii) Petition Date.

(e)           Notwithstanding anything herein to the contrary, all parties’ respective rights under the Forbearance Agreements are reserved.

Section 6.             Additional Provisions Regarding the Consenting Creditors’ Commitments.

Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (i) be construed to prohibit any Consenting Creditor from appearing as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere or impede, directly or indirectly, the Restructuring Transactions; (ii) affect the ability of any Consenting Creditor to consult with any other Consenting Creditor, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee) so as long as such consultation and any communications in connection therewith are not inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere, or impede, directly or indirectly, the Restructuring Transactions; (iii) impair or waive the rights of any Consenting Creditor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (iv) prevent any Consenting Creditor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; and (v) obligate a Consenting Creditor to deliver a vote to support the Plan or prohibit a Consenting Creditor from withdrawing such vote, in each case from and after the Termination Date as to such Consenting Creditor (other than a Termination Date as a result of the occurrence of the Plan Effective Date). For the avoidance of doubt, upon the Termination Date as to a Consenting Creditor (other than a Termination Date as a result of the occurrence of the Plan Effective Date), such Consenting Creditor’s vote shall automatically be deemed void ab initio and such Consenting Creditor shall have a reasonable opportunity to cast a vote.

Section 7.             Commitments of the Company Parties.

7.01.       Affirmative Commitments. During the Agreement Effective Period, the Company Parties shall agree to and shall cause each of their respective subsidiaries to:

(a)          support and take all steps reasonably necessary and desirable, including those steps reasonably requested by the Required Consenting Creditors, to consummate, and facilitate the consummation of, the Restructuring Transactions in accordance with this Agreement within the time frames contemplated under this Agreement, including: (i) launching the Equity Rights Offering; (ii) commencing the Chapter 11 Cases and completing and filing of the Plan, Disclosure Statement and the other Definitive Documents, which documents shall contain terms and conditions consistent in all material respects with the Restructuring Term Sheet and this Agreement within the timeframes contemplated herein; (iii) using commercially reasonable efforts to obtain orders of the Bankruptcy Court approving the Disclosure Statement and confirming the Plan within the timeframes contemplated herein; and (iv) not taking any action that is inconsistent with, or is intended or could reasonably be expected to interfere with, delay or impede, approval of any Definitive Document or consummation of the Restructuring Transactions;

(b)          to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary and desirable to address and resolve any such impediment;

(c)          subject to the terms of the Backstop and Direct Investment Agreement, which in the case of any inconsistency with this Agreement shall govern (except in the case of any inconsistency with Section 8 of this Agreement, in which case, Section 8 of this Agreement shall govern) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(d)           negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions;

(e)          provide the Consenting Creditor Representatives a reasonable opportunity (which, to the extent reasonably practicable, shall be no less than two (2) Business Days) to review draft copies of all pleadings, motions, declarations, supporting exhibits, and proposed orders (including without limitation the First Day Pleadings and all “second day” pleadings) and any other documents that the Company Parties intend to file with the Bankruptcy Court if such document concerns any Consenting Creditor, or its rights or recoveries (or any financial or other analysis in respect thereof) in respect of its Claims against the Company, or the ability of any of the Company Parties to implement and consummate the Restructuring Transactions and shall consult with such parties in good faith regarding the form and substance any such proposed document;

(f)          actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the filing of timely filed objections or written responses) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;

(g)          consult and negotiate in good faith with the Consenting Creditors and the Consenting Creditor Representatives regarding the execution of Definitive Documents and the implementation of the Restructuring Transactions and not modify the Plan or any other Definitive Document, in whole or in part, in a manner that is inconsistent with this Agreement or not in form or substance acceptable to the Required Consenting Creditors;

(h)          upon reasonable request of any of the Consenting Creditors, reasonably promptly inform the Consenting Creditor Representatives of: (i) the material business and financial (including liquidity) performance of the Company Parties; (ii) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents; and (iii) the status of obtaining any necessary or desirable authorizations (including any consents) from each Consenting Creditor, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(i)            inform the Consenting Creditor Representatives reasonably promptly after becoming aware of: (i) any matter or circumstance which they know, or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; (ii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of any Company Party; (iii) a material breach of this Agreement (including a breach by any Company Party); and (iv) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

(j)            use commercially reasonable efforts to maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

(k)          use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;

(l)            operate the business of the Company Parties in the ordinary course in manner that is consistent with this Agreement; and

(m)         notify the Required Consenting Creditors immediately in writing of any breach of its obligations under this Agreement.

7.02.       Negative Commitments. During the Agreement Effective Period, each of the Company Parties shall not directly or indirectly, and shall not directly or indirectly encourage any other Entity to:

(a)          object to, delay, impede, or take any other action or inaction that could interfere with or prevent acceptance, approval, implementation, or consummation of the Restructuring Transactions, including, for the avoidance of doubt, making, supporting, or not objecting to, any filings with the Bankruptcy Court, any agency, or any regulatory agency, including the Securities and Exchange Commission or the Internal Revenue Service, or by entering into any agreement or making or supporting any filing, press release, press report, or comparable public statement, with respect to any proposal other than the Restructuring Transactions;

(b)          take any action that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation and consummation of the Restructuring Transactions;

(c)          except as agreed by the Required Consenting Creditors, modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects;

(d)          except as agreed by the Required Consenting Creditors, file any pleading, motion, declaration, supporting exhibit or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement, the Plan, or other Definitive Documents, or that could reasonably be expected to frustrate or impede confirmation of the Plan or implementation and consummation of the Restructuring Transactions, is inconsistent with the Restructuring Term Sheet, or which is otherwise in substance not reasonably satisfactory to the Required Consenting Creditors;

(e)          without the consent of the Required Consenting Creditors, such consent not to be unreasonably withheld, transfer any asset or right of any Company Party or any asset or right used in the business of the Company Parties to any person or entity outside the ordinary course of business;

(f)            take, or fail to take, any action that would cause a change to the tax status of any Company Party; or

(g)          engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness or other similar transaction outside of the ordinary course of business other than the transactions contemplated herein.

Section 8.             Additional Provisions Regarding Company Parties’ Commitments.

8.01.       Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party (including in its capacity as a Debtor) or the Governing Body of a Company Party, or its directors, managers, and officers, to take any action or to refrain from taking any action to the extent such person or persons determines, based on the advice of counsel, that taking or failing to take such action (including, without limitation, the termination of this Agreement under Section 14.02) would be inconsistent with applicable Law or its or their fiduciary obligations under applicable Law. The Company Parties shall give prompt written notice to the Consenting Creditors of any determination made in accordance with this Section 8.01. This Section 8.01 shall not impede any Party’s right to terminate this Agreement pursuant to Section 14 of this Agreement, including on account of any action or inaction the Company Party or a Governing Body of a Company Party may take pursuant to this Section 8.01.

8.02.       Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8.01, each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, shall have the right to receive and discuss and/or analyze Alternative Restructuring Proposals, but none of the Company Parties shall request or authorize any of the foregoing to solicit an Alternative Restructuring Proposal, offer, indication of interest or inquiry for one or more Alternative Restructuring Proposals; provided, that if any Company Party, receives an unsolicited Alternative Restructuring Proposal, then such Company Party shall (A) within one business day of receiving such proposal, provide counsel to the Consenting Creditors with all documentation received in connection with such Alternative Restructuring Proposal, which shall be subject to professional eyes only unless otherwise authorized by the Company; (B) provide counsel to the Consenting Creditors with regular updates as to the status and progress of such Alternative Restructuring Proposal; (C) respond promptly to reasonable information requests and questions from counsel to the Consenting Creditors relating to such Alternative Restructuring Proposal; and (D) if any Company Party decides, in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal in accordance with Section 8.01, the Company Parties shall give prompt written notice (with email being sufficient) to the Consenting Creditors.

8.03.       Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 9.             Mutual Releases.

9.01.        Releases.

Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration:

(a)          each Releasing Consenting Creditor Party forever and irrevocably releases, absolves, acquits, waives and discharges each Releasing Company Party from and against all claims, counterclaims, controversies, proceedings, suits, orders, judgments, demands, rights, obligations, liens, actions, and causes of action of any kind or character, whether known or unknown, contingent or non-contingent, derivative or otherwise, whether in law or in equity, whether sounding in tort or in contract, arising out of or in connection with or otherwise, existing as of the Plan Effective Date relating to the refinancing and restructuring transactions (including but not limited to any decisions made or not made by the Company’s board of directors and management in relation thereto) occurring prior to the Plan Effective Date or based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Releasing Party, the transactions implementing, the terms of and any other circumstance relating to the First Lien Credit Agreement, the Second Lien Credit Agreement, the ABL Credit Agreement, the Unsecured Notes Indentures, the assertion or enforcement of rights and remedies against the Company Parties’ out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties (collectively, the “Released Claims”) that each such Releasing Consenting Creditor Party ever had, may have or hereafter can, may or shall have against or with respect to such Releasing Company Party, and from all damages, indemnities and obligations of any kind or character whatsoever related thereto, including any Released Claim such Releasing Consenting Creditor does not know or suspect to exist in its favor as of the Plan Effective Date which if known by it, might affect its decision, and agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against such Releasing Company Party of the Released Claims; provided that no Releasing Consenting Creditor Party shall be deemed to have released any Person from (a) any obligation arising under or pursuant to this Agreement or the Definitive Documents or (b) any claim or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, gross negligence or bad faith;

(b)          each Releasing Company Party forever and irrevocably releases, absolves, acquits, waives and discharges each Releasing Consenting Creditor Party from and against all Released Claims that such Releasing Company Party ever had, may have or hereafter can, may or shall have against or with respect to such Releasing Consenting Creditor Party, and from all damages, indemnities and obligations of any kind or character whatsoever related thereto, including any Released Claim which such Releasing Company Party does not know or suspect to exist in its favor as of the Plan Effective Date, which if known by it, might affect its decision, and agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against such Releasing Consenting Creditor Party of the Released

Claims; provided that no Releasing Company Party shall be deemed to have released any Person from (a) any obligation arising under or pursuant to this Agreement or the Definitive Documents or (b) any claim or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, gross negligence or bad faith; and

(c)          each Releasing Consenting Creditor Party forever and irrevocably releases, absolves, acquits, waives and discharges every other Releasing Consenting Creditor Party from and against all Released Claims that such Releasing Company Party ever had, may have or hereafter can, may or shall have against or with respect to such Releasing Consenting Creditor Party, and from all damages, indemnities and obligations of any kind or character whatsoever related thereto, including any Released Claim which such Releasing Company Party does not know or suspect to exist in its favor as of the Plan Effective Date, which if known by it, might affect its decision, and agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against such Releasing Consenting Creditor Party of the Released Claims; provided that no Releasing Consenting Creditor Party shall be deemed to have released any Person from (a) any obligation arising under or pursuant to this Agreement or the Definitive Documents or (b) any claim or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, gross negligence or bad faith.

9.02.       No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Agreement and the Definitive Documents:

(a)          no other Party, in any capacity, has warranted or otherwise made, and it has not received or relied on, any representations concerning any Released Claim (including any representation concerning the existence, nonexistence, validity or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement or any of the Definitive Documents;

(b)          it knowingly and voluntarily waives and relinquishes the provisions, rights, and benefits of the California Civil Code section 1542 (which provides as follows: SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.) and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights it may have to invoke the provisions of any such law now or in the future with respect to the Released Claims, and that this is an essential term of the Restructuring Transactions; and

(c)          it intends to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, or might have existed (whether or not previously or currently asserted in any action) relating to the Released Claims.

9.03.       Notwithstanding anything to the contrary herein, nothing in the Release shall release, waive, modify, discharge, limit or impair (i) any rights, terms, obligations, or remedies arising under any document, instrument or agreement executed to implement the Restructuring Transactions, (ii) any post-Plan Effective Date obligations or actions of any person, (iii) any right of any Company Released Party to indemnification or exculpation existing under applicable law (whether now existing or existing under prior applicable law) or the organizational documents of any Company Released Party or (iv) any Claims or “Obligations” under the First Lien Credit Agreement, the Second Lien Credit Agreement, the ABL Credit Agreement, the DIP Credit Agreement, the Unsecured Notes Indentures or any documents related thereto (in each case, except as may be expressly modified by the Plan).

Section 10.           Transfer of Interests and Securities.

10.01.     During the Restricted Period, each Consenting Creditor agrees that it shall not sell, transfer, assign or otherwise dispose of, or grant, issue or sell any option, right to acquire, participation or other interest in (each, a “Transfer”) any of its Company’s Claims, as applicable, unless such Consenting Creditor delivers to the Notice Parties for the benefit of the other Parties a Joinder or a Transfer Agreement in the form attached hereto as Exhibit C and Exhibit D, respectively, signed by the transferee (unless such transferee is already a Consenting Creditor and in such case no Joinder or Transfer Agreement shall be required). No Consenting Creditor may create or utilize any Affiliate to acquire any of the Company’s Claim without first causing such Affiliate to deliver to the Company Parties a Joinder or a Transfer Agreement.

10.02.     Upon compliance with the requirements of Section 10.01 (x) the transferee shall be deemed to constitute a Consenting Creditor for all purposes of this Agreement, and (y) the transferor shall be deemed to relinquish its rights and be released from its obligations under this Agreement (other than any liability for its breach or non-performance of any of its obligations hereunder prior to such Transfer), in each case to the extent of such Transfer.

10.03.     Any Transfer that does not comply with the foregoing, including, for the avoidance of doubt, the transferee having made the representations and warranties in the Transfer Agreement, shall be deemed void ab initio.

10.04.     An Unsecured Noteholder may either (x) permit its prime broker to hold Unsecured Notes as part of a custodian arrangement or (y) pledge notes in connection with any Unsecured Noteholder’s regular course debt financing arrangements, provided that in each case such Unsecured Noteholder retains all of its rights to tender such Unsecured Notes in the Restructuring Transactions and its voting rights with respect to such Unsecured Notes prior to the occurrence of a Termination Event that has not been duly waived in accordance with the terms hereof;

10.05.     Notwithstanding Section 10.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Joinder or a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale, assignment, participation, or otherwise) within ten (10) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 10; and (iii) the Transfer otherwise is a permitted transfer under Section 10. To the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title, or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Creditor without the requirement that the transferee be a Permitted Transferee.

10.06.     Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfer set forth in this Section 10 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

10.07.     This Section 10 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

10.08.     This Agreement shall in no way be construed to preclude any Consenting Creditor from acquiring additional Company Claims/Interests, provided, that any such additional Company Claims/Interests shall automatically be deemed to be subject to the terms of this Agreement.

Section 11.           Representations and Warranties of Consenting Creditors. Each Consenting Creditor, severally, and not jointly, represents and warrants that, as of the date such Consenting Creditor executes and delivers this Agreement and the Agreement Effective Date:

(a)          subject to any limitations set forth in such Consenting Creditor’s signature page listing of owned securities, such Consenting Creditor (i) is the beneficial owner of, or is the nominee, investment manager, or advisor for one or more beneficial holders of, the principal amount of the ABL Claims, First Lien Claims, Second Lien Claims and Unsecured Notes, as applicable, set forth on its signature page hereto, and (ii) has voting power or authority or discretion with respect to such ABL Claims, First Lien Claims, Second Lien Claims and Unsecured Notes, including, without limitation, to vote, exchange, assign, and transfer such claims subject to applicable law;

(b)          other than as permitted pursuant to Section 10.06, such Consenting Creditor holds its Claims free and clear of any claim, option, voting restriction, right of first refusal, or other limitation on disposition or encumbrances of any kind that would adversely affect such Consenting Creditor’s performance of its obligations in this Agreement at the time such obligations are required to be performed; and

(c)          such Consenting Creditor is not a Competitor of any Company Party, an Affiliate of a Competitor or a significant shareholder4 of a Competitor.

Section 12.           Representations of the Company Parties. Each of the Company Parties (including, as applicable, in their capacity as Debtors and Reorganized Debtors) represents, warrants and covenants, jointly and severally, that, as of the date hereof and the Agreement Effective Date:

(a)          each Company Party has been duly formed or organized, is validly existing in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to carry on its business as presently conducted and to own, lease and operate its properties;

(b)          each Company Party is duly qualified and is in good standing under the law of its jurisdiction of incorporation, and is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of such Company Party;

(c)          this Agreement is, and each of the other Definitive Documents prior to its execution and delivery will be, duly authorized;

(d)          with respect to each Definitive Document that is a contract to which a Company Party is a party and assuming due authorization, execution and delivery of such Definitive Document by the other parties to such Definitive Document, such Definitive Document, when executed and delivered by the applicable Company Party, will constitute a legal, valid, binding instrument enforceable against such Company Party in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether in a proceeding at law or in equity;

(e)          except as would not materially adversely affect consummation of the transactions contemplated by this Agreement and the Definitive Documents, there are no legal, regulatory or governmental proceedings pending or, to the knowledge of the Company, threatened to which any Company Party is or could be a party or to which any of their respective property is or could be subject; and

(f)          each Company Party that owns a vessel documented under the laws and flag of the United States is a citizen of the United States qualified to own and operate its vessels in the

[4]	For the avoidance of doubt, significant shareholder shall mean any holder owning more than ten percent in a Competitor.

United States coastwise trade under the statutory laws and regulations and general maritime laws of the United States of America.

Section 13.          Mutual Representations, Warranties, and Covenants. Each of the Parties, severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement and as of the Plan Effective Date:

(a)          such Party has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the Restructuring Transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company, or other similar action on its part;

(b)          the execution, delivery, and performance by such Party of this Agreement does not and will not (i) violate (A) any provision of law, rule, or regulation applicable to such Party or any of its subsidiaries or (B) such Party’s charter or bylaws (or other similar organizational and governing documents) or those of any of its subsidiaries or (ii) except as contemplated herein, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which such Party or any of its subsidiaries is a party;

(c)          this Agreement is the legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether in a proceeding at law or in equity;

(d)          except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(e)          except as expressly provided by this Agreement and the DIP Documents, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement;

(f)            to the extent a Party is a Released Party, such Party has not assigned, conveyed, sold, hypothecated or otherwise transferred all, any part of or any interest in any Cause of Action that would be a Released Claim hereunder; and

(g)          each Consenting Creditor agrees not to become a Competitor of any Company Party or a significant shareholder of a Competitor.

Section 14.          Termination Events.

14.01.     Consenting Creditor Termination Events. This Agreement may be terminated with respect to the Consenting ABL Lenders by the Required Consenting ABL Lenders, with respect to the Consenting First Lien Lenders, by the Required Consenting First Lien Lenders, with respect to the Consenting Second Lien Lenders, by the Required Consenting Second Lien Lenders and, with respect to the Consenting Unsecured Noteholders, by the Required Unsecured Noteholders, by the delivery to the Company Parties of a written notice in accordance with Section 16.11 hereof upon the occurrence of any of the following events, unless waived:

(a)          the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement or any Definitive Document, which remains uncured for five (5) Business Days after such terminating Consenting Creditors transmit a written notice in accordance with Section 16.11 hereof detailing any such breach;

(b)          the breach in any material respect by any Consenting ABL Lender, Consenting First Lien Lender, Consenting Second Lien Lender or Consenting Unsecured Noteholder, of any of the representations, warranties, or covenants of any such parties set forth in this Agreement, which remains uncured for five (5) Business Days after such terminating Consenting Creditors transmit a written notice in accordance with Section 16.11 hereof detailing any such breach; provided, that such terminating Consenting Creditors have not committed such breach;

(c)          the amendment or modification of this Agreement or any of the Definitive Documents without the consent of the Required Consenting Creditors;

(d)          any of the Company Parties files or otherwise makes public any of the Definitive Documents (including and modification or amendments thereto) (i) in a form that is materially inconsistent with this Agreement and (ii) without the consent of the applicable Required Consenting Creditors in accordance with this Agreement, which occurrence remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Creditor transmits a written notice in accordance with Section 16.11;

(e)          the Company Parties (i) withdraw the Plan, (ii) publicly announce their intention not to support the Restructuring Transactions, (iii) provide notice to counsel to the Consenting Creditors pursuant to Section 8.01 or 8.02 or (iv) publicly announce, or execute a definitive written agreement with respect, to an Alternative Restructuring Proposal;

(f)          any of the Parties (i) files any motion seeking to avoid, disallow, subordinate, or recharacterize any First Lien Claims, Second Lien Claims, ABL Claims, Unsecured Note Claims, lien, or interest held by any Consenting Creditor arising under or relating to the First Lien Credit Agreement, Second Lien Credit Agreement, ABL Credit Agreement or the Unsecured Notes Indentures or (ii) shall have supported any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or cause of action;

(g)          the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, or order that (i) enjoins the consummation of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(h)          the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for seven (7) Business Days after entry of such order;

(i)            any of the orders approving, the Disclosure Statement, the Plan, or the Definitive Documents are reversed, dismissed, stayed, vacated or reconsidered or modified or amended without the consent of the Required Consenting Creditors;

(j)            any court of competent jurisdiction has entered a judgment or order declaring this Agreement or any Definitive Document to be unenforceable;

(k)          the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Creditors), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement;

(l)            if any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

(m)         the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting Creditor in violation of its obligations under this Agreement;

(n)          the Backstop and Direct Investment Agreement is terminated in accordance with its terms;

(o)          the Debtors enter into any commitment or agreement to receive or obtain debtor in possession financing, cash collateral usage, exit financing and/or other financing arrangements, other than as expressly contemplated in the DIP Documents;

(p)          the Debtors’ use of cash collateral or the DIP Facility has been validly terminated (or, in the case of the DIP Facility, accelerated) in accordance with the DIP Orders and the DIP Documents;

(q)          the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in any Forbearance Agreement which remains uncured for five (5) Business Days after such terminating Consenting Creditors transmit a written notice in accordance with Section 16.11 hereof detailing any such breach; or

(r)          the termination of any of the Forbearance Agreements other than as a result of the commencement of the Chapter 11 Cases.

14.02.     Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon a written notice delivered to the Consenting Creditors in accordance with Section 16.11 hereof upon the occurrence of the following events:

(a)          the breach in any material respect by one or more of the Consenting Creditors of any provision set forth in this Agreement that remains uncured for a period of five (5) Business Days after the receipt by such Consenting Creditor of notice of such breach;

(b)          the Governing Body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c)          the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Company Party transmits a written notice in accordance with Section 16.11 hereof detailing any such issuance; provided that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(d)          the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for seven (7) Business Days after entry of such order.

14.03.     Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Creditors; and (b) each Company Party.

14.04.     Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the occurrence of any of the following events:

(a)          the occurrence of Plan Effective Date; or

(b)          the commencement of an involuntary case under the Bankruptcy Code against any of the Company Parties unless such case is withdrawn, dismissed or converted to a voluntary case, including the Chapter 11 Cases, which shall have been commenced, in each case within 10 business days.

14.05.     Effect of Termination. Effective as of the Termination Date, this Agreement shall terminate and shall be of no further force and effect, subject to section 16.22 hereof, and no Party shall have any continuing liability or obligation to any other Party under this Agreement (including, without limitation, any commitment with respect to the DIP Facility) and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, however, that no termination shall relieve any Party from liability for its breach or non-performance of any of its obligations hereunder prior to the Termination Date. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Consenting Creditors subject to such termination before a Termination Date shall automatically be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; and such Consenting Creditors may file a notice of change of vote with the Bankruptcy Court; provided that such notice must be provided as soon as reasonably practicable following the Termination Date with respect to such Consenting Creditor. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Creditors from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Creditor, and (b) any right of any Consenting Creditor, or the ability of any Consenting Creditor, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Creditor. No purported termination of this Agreement shall be effective under this Section 14.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 14.02(a) or Section 14.02(d). Nothing in this Section 14.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 14.02(a).

Section 15.          Amendments and Waivers.

(a)          This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 15.

(b)          This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, by written consent (which may be by email) of (i) each Company Party; and (ii) the Required Consenting Creditors; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests, the DIP Commitments, or the DIP Claims held by a Consenting Creditor as compared to (A) in the case of a Consenting ABL Lender, the other Consenting ABL Lenders, (B) in the case of a Consenting First Lien Lenders, the other Consenting First Lien Lenders, (C) in the case of a Consenting Second Lien Lender, the other Consenting Second Lien Lenders and (D) in the case of a Consenting Unsecured Noteholder, the other Consenting Unsecured Noteholders, then the consent of such affected Consenting Creditor shall also be required to effectuate such modification, amendment, waiver or supplement, provided, further that any modification, amendment, waiver or supplement to this Section 15 shall require the prior written consent of each of the Parties.

(c)          Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 15 shall be ineffective and void ab initio.

(d)          The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 16.          Miscellaneous.

16.01.     Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of Sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

16.02.     Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this

Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern; provided that, in the event of any inconsistency between this Agreement and the Restructuring Term Sheet, the Restructuring Term Sheet shall govern until such time as the Definitive Documents have been negotiated and agreed in accordance with the consent rights hereunder, at which time, the terms and conditions set forth in the Definitive Documents, to the extent intended to supersede the Restructuring Term Sheet, shall govern.

16.03.     Entire Agreement. This Agreement, including all exhibits, schedules and annexes hereto, constitutes the entire agreement of the Company Parties and the Consenting Creditors with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreements which remain unaltered.

16.04.     Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may bedelivered personally or by electronic mail in portable document format (.pdf).

16.05.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in New York County; provided that, after the Petition Date, the Parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Bankruptcy Court, for any action arising out of or relating to this Agreement or the Term Sheet and the transactions contemplated hereby and thereby (and agrees not to commence any action relating hereto or thereto except in such courts), and (a) waives any objection to laying venue in any such action or proceeding in such courts, (b) waives any objections that such court is an inconvenient forum or does not have jurisdiction over any Party hereto and (c) further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 16.11 shall be effective service of process for any action brought against it in any such court.

16.06.     Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.07.     Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Creditors, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Creditors were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

16.08.     Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

16.09.     Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

16.10.     Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Unless expressly stated or referred to herein, there are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

16.11.     Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following parties (the “Notice Parties”) at the following addresses:

(a)	if to any of the Company Parties:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Attn: Samuel Giberga
Email: samuel.giberga@hornbeckoffshore.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attn: Ryan Blaine Bennett

Email: Rbennett@kirkland.com

(b)	if to a Consenting ABL Lender, to:

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Attention: Tia C. Wallach

Email Address: TWallach@brownrudnick.com

(c)	if to a Consenting Secured Lender, to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Damian S. Schaible, Darren S. Klein, and Stephanie Massman

Email address:  damian.schaible@davispolk.com

darren.klein@davispolk.com

stephanie.massman@davispolk.com

(d)	if to a Consenting Unsecured Noteholder, to:

Milbank LLP

55 Hudson Yards

New York, New York 10001-2163

Attention: Gerard Uzzi, Brett Goldblatt, James Ball

Email: guzzi@milbank.com

bgoldblatt@milbank.com

jball@milbank.com

Any notice given by delivery, mail, or courier shall be effective when received.

16.12.     Independent Due Diligence and Decision Making. Each Consenting Creditor hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

16.13.     Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

16.14.     Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

16.15.     Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

16.16.     Several Obligations; No Liability. Notwithstanding anything to the contrary in this Agreement, the Parties agree that (a) the representations and warranties of each Consenting

Creditor made in this Agreement are being made on a several, and not joint, basis, (b) the obligations of each Consenting Creditor under this Agreement are several, and not joint, obligations of each of them and (c) no Consenting Creditor shall have any liability for the breach of any representation, warranty, covenant, commitment, or obligation by any other Consenting Creditor. Nothing in this Agreement requires any Consenting Creditor to advance capital to any Company Party or incur any material liability.

16.17.     Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

16.18.     Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

16.19.     Capacities of Consenting Creditors. Each Consenting Creditor has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.

16.20.     Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 15, or otherwise, including a written approval by the Company Parties or the Required Consenting Creditors, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

16.21.     Fees and Expenses.

(i)         On the Agreement Effective Date, the Company Parties shall promptly pay in cash to Milbank LLP an amount equal to $4,000,000 for fees and expenses of Milbank LLP accrued prior to the Agreement Effective Date in representing certain Consenting Unsecured Noteholders.

(ii)        The Company Parties shall promptly pay in cash as and when invoiced the reasonable and documented fees and expenses of Milbank LLP, incurred from the Agreement Effective Date through the termination of this Agreement with respect to the Consenting Unsecured Noteholders, in accordance with its engagement letter executed with the Noteholder Committee Representatives.

(iii)       The Company Parties shall promptly pay in cash the Consenting Creditor Fees and Expenses attributable to the Secured Lender Group Representatives, the ABL Lender

Representatives and Thompson Hine LLP, as counsel to the ABL Agent, the First Lien Agent, the Second Lien Agent and the DIP Agent in accordance with the ABL Documents, the First Lien Loan Documents and, once entered, the DIP Orders.

(iv)       The Company Parties shall promptly pay in cash all Consenting Creditor Fees and Expenses not provided for in clause (i), (ii) or (iii) above upon the Plan Effective Date; provided that this Agreement has not been terminated and remains in full force and effect with respect to the Consenting Unsecured Noteholders as of such date (other than with respect to the termination occurring as a result of Section 14.04(a) hereof).

(v)        For the avoidance of doubt, the Company Parties shall have no obligation hereunder to pay the fees and expenses set forth above to the extent holders of at least 66.7% of the aggregate principal amount of outstanding Unsecured Notes, inclusive of validly executed but unsettled trades, are not parties to this Agreement.

16.22.     Survival. Notwithstanding (a) any Transfer of any Company Claims/Interests in accordance with Section 10 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 14.05 and Section 16 shall, subject to the following sentence, survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. Notwithstanding the termination of this Agreement pursuant to Section 14.04(a) of this Agreement, Section 9 shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof. For the avoidance of doubt, the Parties acknowledge and agree that if this Agreement is terminated, Section 9 shall not survive such termination (other than a termination in accordance with Section 14.04(a) of this Agreement), and any and all Releases shall be fully revoked and deemed null and void ab initio and of no force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

Company Parties’ Signature Page to
the Restructuring Support Agreement

Hornbeck Offshore Services, Inc.

By:	/s/ James O. Harp, Jr.

Name: James O. Harp, Jr.

Title: Executive Vice President and Chief Financial Officer

Energy Services Puerto Rico, LLC

Hornbeck Offshore Services, LLC

Hornbeck Offshore Transportation, LLC

Hornbeck Offshore Operators, LLC

HOS-IV, LLC

Hornbeck Offshore Trinidad & Tobago, LLC

HOS Port, LLC

Hornbeck Offshore International, LLC

HOI Holding, LLC

HOS Holding, LLC

By:	/s/ James O. Harp, Jr.

Name: James O. Harp, Jr.

Title: Executive Vice President and Chief Financial Officer

Signature Page to Restructuring Support Agreement

Hornbeck Offshore Services, Inc.

Hornbeck Offshore Navegacao Ltda

By:	/s/ Robert T. Gang

Name: Robert T. Gang

Title: Associate Director

Hornbeck Offshore Services de Mexico, S. DE R.L. DE C.V.

HOS de Mexico, S. DE R.L. DE C.V.

HOS de Mexico II, S. DE R.L. DE C.V.

By:	/s/ Samuel A. Giberga

Name: Samuel A. Giberga

Title: Vice President

Consenting Creditor Signature Page to
the Restructuring Support Agreement

[CONSENTING CREDITOR]

Name:
Title:

Address:

E-mail address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
ABL Loans
First Lien Term Loans
Second Lien Term Loans
Unsecured Notes

EXHIBIT A

Restructuring Term Sheet

HORNBECK OFFSHORE SERVICES INC.

Restructuring Term Sheet

APRIL 10, 2020

This term sheet (the “Term Sheet”) summarizes certain terms and conditions (and does not purport to summarize all of the terms and conditions) of the proposed restructuring described below (the “Restructuring”). This Term Sheet is presented for discussion purposes only, does not constitute a commitment to provide, accept, or consent to any financing or otherwise create any implied or express legally binding or enforceable obligation on any party (or any affiliates of a party), at law or in equity, to negotiate or enter into definitive documentation related to the Restructuring or to negotiate in good faith or otherwise. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement to which this Term Sheet is attached as Exhibit A (the “Restructuring Support Agreement”).

This Term Sheet does not constitute (nor shall it be construed as) an offer to sell or buy, or the solicitation of an offer to sell or buy any securities OR A SOLICITATION OR ACCEPTANCE OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 of THE BANKRUPTCY CODE (as defined below), it being understood that any such offer or solicitation will be made only in compliance with applicable law.

Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution and delivery of definitive documentation in form and substance consistent with this Term Sheet and otherwise acceptable to the Company and the Consenting Creditors as well as the satisfactory completion of due diligence (including, without limitation, with respect to the tax implications of the Restructuring).

This Term Sheet is provided as part of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any applicable statutes, doctrines or rules protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

Financing Sources
DIP Facility	Size	● $75 million DIP Facility ○ $50 million to repay ABL Claims upon interim DIP Order ○ Remaining $25 million funded upon final DIP Order
DIP Lenders

●     $56.25 million funded by certain members of the Secured Lender Group represented by Davis Polk & Wardwell LLP

●     $18.75 million funded by certain members of the Unsecured Noteholder Committee represented by Milbank LLP

	Rate	● L + 12.50% on entire DIP Facility ● 1.00% LIBOR floor
Fees

●     2.50% upfront fee on entire DIP Facility

●     1.00% exit fee on entire DIP Facility, payable in cash upon any prepayment, repayment or refinancing of the DIP Facility (including through the conversion of the DIP Facility to any “exit” financing, including without limitation the DIP Exit Facility referred to below)

Collateral	● Super-priority lien on substantially all the assets ● Release of restricted cash, subject to and concurrently with the repayment of all ABL Claims
Tenor	● 6 months
Treatment of DIP Claims

●     Cash in excess of $100 million at exit to repay DIP Claims

●     Any DIP Claims not repaid in cash to be refinanced by third-party capital on terms to be agreed; provided that, if the Company is unable to secure sufficient third-party capital, any remaining portion of the DIP Claims not otherwise paid in cash (including from the proceeds of such third-party capital) to be rolled/refinanced by DIP Facility lenders under a new exit facility (the “DIP Exit Facility”) on mutually agreeable terms to be determined prior to the launch of solicitation on the Plan, including:

○     Tenor: <6 years

○     Rate: TBD

○     Secured by first priority lien on substantially all assets

○     Callable at par at all times

○     No financial maintenance covenant other than a minimum liquidity covenant to be agreed and not to exceed $25 million

●     If the DIP Facility lenders are required to refinance/roll any portion of the DIP Claims into the DIP Exit Facility, such lenders shall receive a premium equal to 3.0% of the amount rolled/refinanced by such DIP Facility Lenders, payable in New Equity (subject to dilution by New Warrants and MIP) (the “DIP Exit Backstop Premium”)

●     Debt carve out in the DIP Exit Facility to provide capacity for a new credit facility in an amount not to exceed $65 million (the “Specified Credit Facility”) on the following terms and otherwise on terms to be mutually agreed:

○     Existing creditors not required to commit to provide the Specified Credit Facility

○     Use of proceeds limited to finishing the construction of HOS Warhorse and HOS Wild Horse

○     Secured solely by liens on HOS Warhorse and HOS Wild Horse (and other assets related thereto) (in each case subject to preexisting liens of the shipyard (the “Specified Lien”))

○     Lenders under the DIP Exit Facility to have (i) a second priority lien on HOS Warhorse and HOS Wild Horse (subject to the Specified Lien) and (ii) a first priority lien on the equity interests of the entity that owns HOS Warhorse and HOS Wild Horse (which entity cannot hold any other assets, other than assets related to such vessels to be agreed, and which equity interests shall otherwise be subject to a negative pledge) (or, if such pledge is not permitted under the terms of the Specified Credit Facility after the Company’s use of reasonable best efforts to permit such pledge, a first priority pledge of the direct parent company of the entity that owns HOS Warhorse and HOS Wild Horse and, in which case, the lenders under the Specified Credit Facility shall be permitted to hold a lien on the equity interests of the entity that owns HOS Warhorse and HOS Wild Horse)

○    Entry into the Specified Credit Facility shall be subject to a pro forma liquidity test to be mutually agreed and leverage levels and other conditions under both Exit Facilities to be mutually agreed prior to the launch of solicitation on the Plan

Equity Rights Offerings

●     $100 million Equity Rights Offering for 70% of the New Equity (subject to dilution by DIP Exit Backstop Premium, Backstop Commitment Premium, New Warrants, and MIP)

○     $75 million backstopped by certain members of the Unsecured Noteholder Committee represented by Milbank LLP

○     $25 million backstopped by certain members of the Secured Lender Group represented by Davis Polk & Wardwell LLP

●     Backstop commitment premium equal to 5.0% of backstop commitments payable in New Equity (subject to dilution by New Warrants and MIP) (the “Backstop Commitment Premium”)

Treatment of Claims
ABL Claims Treatment	● Paid in full with proceeds from the DIP Facility
First Lien Claims Treatment

●     21.5% of the First Lien Claims[1] to be equitized into 24.6% of New Equity (subject to dilution by DIP Exit Backstop Premium, Backstop Commitment Premium, New Warrants and MIP)

●     78.5% of the First Lien Claims to be rolled into a new second lien exit facility at par (“Prepetition Exit Facility” and, together with the DIP Exit Facility, the “Exit Facilities”) on mutually agreeable terms, including:

○      Maturity: March 31, 2026

○      Rate:

■     First two years: 1.0% cash and 9.5% PIK / 9.25% cash

■     Third year: 2.5% cash and 9.0% PIK / 10.25% cash

■     Thereafter: 10.25% payable solely in cash, with a step-down to 8.25% if the total leverage ratio is less than 3.00:1.00.

■     No financial maintenance covenant other than a minimum liquidity covenant to be agreed and not to exceed $25 million

○     Secured by a second priority lien on substantially all assets

○     Callable at par at all times

○     Debt carve out to provide capacity for the Specified Credit Facility on the terms and subject to the conditions set forth above, with the lenders under the Prepetition Exit Facility to have liens on HOS Warhorse, HOS Wild Horse and related assets and related equity pledges, in each case subordinate to the liens of the DIP Exit Facility

●     Post-petition interest to accrue at default rate and be paid in-kind during Chapter 11 Cases

●     Claims in respect of the Redemption Fee under the First Lien Facility Lender Fee Letter dated June 15, 2017 to be payable upon prepayment, repayment, repricing, refinancing (including any effective refinancing through any amendment) or acceleration of the loans under the Prepetition Exit Facility

●     Rights to participate in up to TBD% of the Equity Rights Offering (with holders of First Lien Claims and Second Lien Claims having combined rights to participate in 25% of the Equity Rights Offering)

Second Lien Claims Treatment

●     100% of the Second Lien Claims to be equitized into 5.1% of the New Equity (subject to dilution by DIP Exit Backstop Premium, Backstop Commitment Premium, New Warrants, and MIP)

●     7-year New Warrants for 1.5% of the New Equity at $621.2 million enterprise value strike

●     Rights to participate in up to TBD% of the Equity Rights Offering (with holders of First Lien Claims and Second Lien Claims having combined rights to participate in 25% of

[1]	First Lien Claims include accrued and unpaid interest and other amounts due under the First Lien Credit Agreement (or under any security agreement, mortgage, guarantee agreement or promissory note entered into in connection therewith) and not otherwise paid as agreed adequate protection during Chapter 11 Cases; provided that the Redemption Fee shall receive the treatment specified herein.

the Equity Rights Offering)
Unsecured Notes Claims Treatment

●    100% of the Unsecured Notes Claims to be equitized into 0.3% of the New Equity (subject to dilution by DIP Exit Backstop Premium, Backstop Commitment Premium, New Warrants, and MIP)

●     7-year New Warrants for 8.5% of the New Equity at $621.2[2] million enterprise value strike

●     Rights to participate in up to 75% of the Equity Rights Offering

GUC Treatment	● TBD, with trade assumed to be unimpaired
Equity Treatment	● Canceled and discharged
Other Terms of the Restructuring
MIP	● TBD on mutually agreeable terms, prior to the launch of solicitation on the Plan
Governance	● TBD on mutually agreeable terms, prior to the launch of solicitation on the Plan
Company Structure	● Private
Plan Releases	● Customary release, indemnification, exculpation, and discharge provisions
Securities Law	● Treatment of Claims and Equity Rights Offering to be adjusted as necessary in accordance with U.S. Securities Law
Jones Act	● The Company shall preserve its Jones’ Act eligibility under the Restructuring, including with respect to the distribution of New Equity as provided herein, in a manner to be agreed
Tax Matters	● The terms of the Plan and the Restructuring contemplated by this Term Sheet shall be structured to preserve favorable tax attributes of the Debtors to the extent practicable
Hornbeck Family Assets	● Treatment of Trademark and associated rights to Hornbeck name and icon, ongoing consulting services of Larry Hornbeck, and Hornbeck Family Ranch Facility Use Agreement (collectively “Hornbeck Family Assets”) TBD on mutually agreeable terms prior to the launch of solicitation on the Plan

[2]	New Warrant strike based on sum of pre-petition ABL Claims, First Lien Claims, and Second Lien Claims, plus $100 million Equity Rights Offering.

EXHIBIT B

DIP Facility Term Sheet

HORNBECK OFFSHORE SERVICES INC.

Debtor-in-possession Facility Term Sheet
APRIL 10, 2020

This term sheet (the “DIP Facility Term Sheet”) summarizes certain terms and conditions (and does not purport to summarize all of the terms and conditions) of a potential superpriority secured debtor-in-possession term loan credit facility (the “DIP Facility”) to be provided to the DIP Facility Borrowers (as defined herein), each in its capacity as a debtor and debtor in possession (together with their affiliated debtors, the “Debtors”), in connection with their respective cases (along with the cases of their affiliated debtors, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The DIP Term Loan Facility will be subject to the approval of, and consummated in the Chapter 11 Cases in, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), in accordance with the DIP Orders and the DIP Documents. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement to which this DIP Facility Term Sheet is attached as Exhibit B (the “Restructuring Support Agreement”).

Without limiting the generality of the foregoing, this DIP Facility Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution and delivery of definitive documentation in form and substance consistent with this DIP Facility Term Sheet and otherwise acceptable to the Company and the DIP Lenders as well as the satisfactory completion of due diligence.

This DIP Facility Term Sheet is presented for discussion purposes only, does not constitute a commitment to provide, accept, or consent to any financing or otherwise create any implied or express legally binding or enforceable obligation on any party (or any affiliates of a party), at law or in equity, to negotiate or enter into definitive documentation related to the DIP Facility or to negotiate in good faith or otherwise. This DIP Facility Term Sheet is provided as part of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any applicable statutes, doctrines or rules protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

DIP Facility
Borrowers	● Hornbeck Offshore Services, Inc. and Hornbeck Offshore Services, LLC (the “DIP Facility Borrowers”)
Guarantors	● All subsidiaries of the DIP Facility Borrowers that are guarantors under that certain First Lien Term Loan Agreement, dated as of June 15, 2017, among the DIP Facility Borrowers, Wilmington Trust, National Association, as agent, and the lenders party thereto (the “Prepetition First Lien Term Loan Agreement”) and any other subsidiary of Hornbeck Offshore Services, Inc. that is a debtor in the Chapter 11 Cases (as defined below) (collectively, with the DIP Facility Borrowers, the “Loan Parties”)
Agent	● Wilmington Trust, National Association
Lenders	● Certain Consenting Secured Lenders (to provide 75% of the DIP Facility) and certain Consenting Unsecured Noteholders (to provide 25% of the DIP Facility), and, in each case,

funds and other entities affiliated with the foregoing
Amount & Type	● A superpriority senior secured debtor-in-possession term loan credit facility (the “DIP Facility”) comprised of new money loans in an aggregate principal amount not to exceed $75 million
Tenor	● 6 months
Use of Proceeds

●     The proceeds of the DIP Facility shall be used:

○     To repay in full that certain Senior Credit Agreement, dated as of June 28, 2019, among the DIP Facility Borrowers (the “Prepetition ABL Credit Agreement”), the agent party thereto and the lenders party thereto, to be effected upon entry of the “interim DIP order” in respect of the Chapter 11 Cases

○     Upon entry of the “final DIP order” in respect of the Chapter 11 Cases:

■     To pay certain costs, fees and expenses related to the Chapter 11 Cases

■     To pay certain adequate protection payments related to the Chapter 11 Cases

■     To fund certain working capital needs of the Debtors during the Chapter 11 Cases

Interest Rate	● LIBOR plus 12.50%, with a 1.00% LIBOR “floor”
Fees	● Upfront fee of 2.50% ● Exit fee of 1.00%
Amortization	● None
DIP Collateral	● Substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Loan Parties
Priority of DIP Collateral	● Superpriority priming liens on all encumbered assets and a first lien on all unencumbered assets, subject to customary exceptions and prior permitted liens under the prepetition debt facilities, as well as post-closing undertakings with respect to HOS Port, LLC, Brazil and Mexico.
Adequate Protection	● The secured parties under the Prepetition First Lien Term Loan Agreement, the secured parties under the Prepetition Second Lien Term Loan Agreement and the DIP Facility Borrowers shall be entitled to receive usual and customary adequate protection for any diminution in value arising from (a) the sale, lease or use by the Debtors of prepetition collateral in respect of such prepetition indebtedness, including cash collateral, (b) the priming of their security interests and liens in the prepetition collateral in respect of such prepetition indebtedness and (c) the imposition of the automatic stay pursuant to section 362 of title 11 of the United States Code
Milestones	● Consistent with the Milestones set forth in the Restructuring Support Agreement
Carve Out	● See Annex A

Conditions Precedent to Closing and Funding	● Usual and customary for financings of this type
Mandatory and Voluntary Prepayments	● Usual and customary for financings of this type
Representations and Warranties	● Usual and customary for financings of this type
Financial Reporting Requirements	● Usual and customary for financings of this type, including financial statement reporting, budget reporting and budget variance reporting. Budget variance reporting to be provided every two weeks. Liquidity reporting (including receipts/disbursements and opening/ending cash) to be provided every week
Financial Covenants

●     Usual and customary for financings of this type, including a budget variance covenant. Budget variance covenant to be tested every two weeks as follows:

○    Cash Receipts/Disbursements: 20% for initial two week period; thereafter, 15% for each four week period immediately preceding the testing date

○    Professional Fees (Kirkland & Ellis LLP): 15% for each two week period

○    Professional Fees (Portage Point Partners): 15% for each two week period

Other Covenants	● Other affirmative and negative covenants usual and customary for financings of this type
Events of Default	● Usual and customary for financings of this type
Voting	● Usual and customary for financings of this type
Counsel to DIP Lenders	● Davis Polk & Wardwell LLP, Creel, García-Cuéllar, Aiza y Enriquez, S.C., Blank Rome LLP, Porter Hedges LLP and each other special and local counsel in all applicable jurisdictions
Counsel to DIP Agent	● Thompson Hine LLP

Annex A

Carve-out

1.               Carve Out.

(a)          Carve Out.  As used in this Interim Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the U.S. Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the Carve Out Trigger Notice (as defined herein)); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to Carve Out Trigger Notice); (iii) all unpaid fees and expenses, to the extent allowed by interim order, procedural order, or final order of the Court or otherwise at any time (the “Allowed Professional Fees”), incurred by persons or firms retained by the Debtors pursuant to section 327, 328 or 363 of the Bankruptcy Code and a Creditors’ Committee (if appointed) pursuant to section 328 or 1103 of the Bankruptcy Code (collectively, the “Professional Persons”) at any time before or on the first business day following delivery of a Carve Out Trigger Notice, whether allowed by the Court prior to or after the delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $3.5 million incurred after the first business day following delivery of a Carve Out Trigger Notice (the “Post-Carve Out Trigger Notice Cap”).  For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Applicable Agent3 to the Debtors, their lead restructuring counsel, the U.S. Trustee and counsel to the Creditors’ Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and, with respect to a Carve Out Trigger Notice delivered by the DIP Agent, acceleration of the DIP Obligations under the DIP Facility and, with respect to a Carve Out Trigger Notice delivered by the Cash Collateral Agent, the termination of the use of Cash Collateral, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

[3]

The “Applicable Agent” shall mean (a) at all times while there are any outstanding Commitments (as defined in the DIPCredit Agreement) or DIP Obligations, the DIP Agent (acting at the direction of the Required DIP Lenders) and (b) at all other times, (i) the Prepetition 1L Term Agent (acting at the direction of Required 1L Term Lenders) and (ii) until the ABL Satisfaction Date, the Prepetition ABL Agent (acting at the direction of the Required Lenders (as defined in the Prepetition ABL Credit Agreement, the “Required ABL Lenders”)) (collectively (i) and (ii), as applicable, the “Cash Collateral Agent”). The “Applicable Required Lenders” shall mean, as applicable, the Required DIP Lenders, the Required 1L Term Lenders and the Required ABL Lenders.

(b)           Delivery of Weekly Fee Statements. Not later than 7:00 p.m. New York time on the third business day of each week starting with the first full calendar week following entry of this Interim Order, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses (collectively, “Estimated Fees and Expenses”) incurred during the preceding week by such Professional Person (through Saturday of such week, the “Calculation Date”), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (each such statement, a “Weekly Statement”); provided, that within one business day of the Termination Declaration Date (as defined below), each Professional Person shall deliver one additional statement (the “Final Statement”) setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Termination Declaration Date. If any Professional Person fails to deliver a Weekly Statement within three calendar days after such Weekly Statement is due, such Professional Person’s entitlement (if any) to any funds in the Carve Out Reserves (as defined below) with respect to the aggregate unpaid amount of Allowed Professional Fees for the applicable period(s) for which such Professional Person failed to deliver a Weekly Statement covering such period shall be limited to the aggregate unpaid amount of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person; provided, that such Professional Person shall be entitled to be paid any unpaid amount of Allowed Professional Fees in excess of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person from a reserve to be funded by the Debtors from all cash on hand as of such date and any available cash thereafter held by any Debtor pursuant to paragraph 5(c) below. The requirements of this paragraph 5(b) shall not apply to Guggenheim Securities, LLC.

(c)           Carve Out Reserves.  On the day on which a Carve Out Trigger Notice is delivered to the Debtors with a copy to counsel to the Creditors’ Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees.  The Debtors shall deposit and hold such amounts in a segregated account at the DIP Agent in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims.  On the Termination Declaration Date, after funding the Pre-Carve Out Trigger Notice Reserve, the Debtors shall utilize all remaining cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account at the Applicable Agent in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims.

(d)           All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (a)(i) through (a)(iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Secured Parties, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments (as defined in the DIP Credit Agreement) have been terminated, in which case any such excess shall be paid to the Prepetition Secured Parties in accordance with their rights and priorities.

(e)          All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Secured Parties, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Parties in accordance with their rights and priorities.

(f)            Notwithstanding anything to the contrary in the DIP Documents, or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 1, then any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively (subject to the limits contained in the Post-Carve Out Trigger Notice Cap), shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in subparagraph 5(b), prior to making any payments to the DIP Agent or the Prepetition Secured Parties, as applicable.

(g)           Notwithstanding anything to the contrary in the DIP Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the DIP Agent and the Prepetition 1L Term Agent shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid in accordance with subparagraphs 5(c) and 5(d).

(h)           Further, notwithstanding anything to the contrary in this Interim Order, (i) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out and (ii) in no way shall any Approved Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors.  For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order, the DIP Documents or in any Prepetition Debt Documents, the Carve Out shall be senior to all liens and claims securing the DIP Facility, the Adequate Protection Liens, the 507(b) Claims (as defined herein) and any and all other forms of adequate protection, liens or claims securing the DIP Obligations or the Prepetition Secured Debt.

(i)            Payment of Allowed Professional Fees Prior to the Termination Declaration Date.  Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

(j)            [Reserved].

(k)           No Direct Obligation To Pay Allowed Professional Fees.  None of the DIP Agent, the DIP Lenders or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any Successor Cases under any chapter of the Bankruptcy Code.  Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders or the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(l)           Payment of Carve Out On or After the Termination Declaration Date.  Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis.

EXHIBIT C

Form of Joinder

JOINDER TO RESTRUCTURING SUPPORT AGREEMENT

This Joinder to the Restructuring Support Agreement, dated as of April 10, 2020 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Parties is executed and delivered, on behalf of itself and any of its Affiliates, by ________________________________ (the “Joinder Party”) as of ______________, 2020. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.                 Agreement To Be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder as Annex [●] (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joinder Party shall hereafter be deemed to be a “Consenting Lender” under the Agreement with respect to any Claim/Interest, against Hornbeck held by such Joinder Party, including with respect to any and all First Lien Claims, Second Lien Claims, ABL Claims, or Unsecured Notes Claims acquired subsequent to the date hereof by such Joinder Party.

2.                 Representations and Warranties. The Joinder Party hereby makes the representations and warranties of the Consenting Creditors set forth in the Agreement to each other Party to the Agreement.

3.                 Governing Law. This Joinder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

Date Executed:

[CONSENTING CREDITOR]

[INSERT ENTITY NAME]

Name:
Title:

Address: E-mail address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
ABL Loans
First Lien Term Loans
Second Lien Term Loans
Unsecured Notes

EXHIBIT D

Form of Transfer Agreement

TRANSFER AGREEMENT UNDER RESTRUCTURING SUPPORT AGREEMENT

The undersigned (“Transferee”), on behalf of itself and any of its Affiliates, hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of April 10, 2020 (the “Agreement”),4 by and among Hornbeck Offshore Services, Inc. (“Hornbeck”) and the Company Parties bound thereto and the Consenting Creditors, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”). Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.           Agreement To Be Bound. The Transferee hereby agrees to be bound by (a) all of the terms of the Agreement, a copy of which is attached to this Transfer Agreement as Annex [●] (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof), and (b) the agreements and obligations of the Transferor of the [First Lien Claims, Second Lien Claims, ABL Claims, or Unsecured Notes Claims] to be acquired in connection with the execution of this Transfer Agreement, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein. The Transferee shall hereafter be deemed to be a “Consenting Creditor” under the Agreement with respect to any and all Claims against Hornbeck held by such Transferee including with respect to any and all First Lien Claims, Second Lien Claims, ABL Claims, or Unsecured Notes Claims acquired subsequent to the date hereof by such Transferee.

2.            Representations and Warranties.

The Transferee hereby makes the representations and warranties of the Consenting Creditors set forth in the Agreement to each other Party to the Agreement.

3.           Governing Law.

This Transfer Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

Date Executed:

[CONSENTING CREDITOR]

[INSERT ENTITY NAME]

Name:

Title:

[4]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Term Loans
Second Lien Term Loans
ABL Loans
Unsecured Notes

EXHIBIT E

Forbearance Agreements

Execution Version

AMENDED AND RESTATED FORBEARANCE AGREEMENT

This Amended and Restated Forbearance Agreement (this “Agreement”) entered into as of March 31, 2020, is by and among Hornbeck Offshore Services, Inc., a Delaware corporation (the “Borrower”), the Lenders (hereinafter defined) party hereto (the “Specified Lenders”) constituting the “Required Lenders” under the Credit Agreement (as defined below), the guarantors party to the Credit Agreement (the “Guarantors”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the Lenders (“Wilmington Trust” and, in such capacity, the “ABL Agent”) and amends and restates in its entirety the Forbearance Agreement in respect of the Credit Agreement entered into on March 2, 2020 (the “Existing ABL Forbearance Agreement”), by and among the Borrower, the Guarantors and lenders under the Credit Agreement party thereto.

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”) and the ABL Agent are parties to the Senior Credit Agreement, dated as of June 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the guarantors party thereto from time to time (the “2020 Notes Guarantors”) and Wilmington Trust are parties to that certain Indenture, dated as of March 16, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2020 Notes Indenture”), under which certain 5.875% Senior Notes due 2020 were issued (the “2020 Notes”);

WHEREAS, the principal amount of outstanding 2020 Notes is due in full on April 1, 2020 (or if such day is not a Business Day (as defined in the 2020 Notes Indenture), on the next succeeding Business Day) (the “2020 Notes Principal Payment”), and the Borrower anticipates not making such 2020 Notes Principal Payment on such date (the “2020 Notes Payment Non-Compliance”);

WHEREAS, the Borrower, the guarantors party thereto from time to time (the “2021 Notes Guarantors”) and Wilmington Trust are parties to that certain Indenture, dated as of March 28, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2021 Notes Indenture”), under which certain 5.000% Senior Notes due 2021 were issued (the “2021 Notes” and, together with the 2020 Notes, the “Notes”);

WHEREAS, an interest payment on the 2021 Notes in the amount of $11,250,000 was due on March 1, 2020 (or if such day was not a Business Day (as defined in the 2021 Notes Indenture), on the next succeeding Business Day) (the “2021 Notes Interest Payment” and, together with the 2020 Notes Principal Payment, individually or collectively as the context requires, the “Specified Payments”), and the Borrower did not make such 2021 Notes Interest Payment on such date (the “2021 Notes Payment Non-Compliance”);

WHEREAS, pursuant to Section 11.1(e) of the Credit Agreement, if the Borrower or any Guarantor fails to make any payment (whether of principal or interest and regardless of amount) of any Material Indebtedness, when and as the same shall become due and payable (including either Specified Payment), an Event of Default will result;

WHEREAS, pursuant to Section 10.1.2(a) and Section 10.1.2(c) of the Credit Agreement, if the Borrower fails to deliver all annual financial statements and other information that would be required to be contained in a filing with SEC on Form 10-K in respect of the fiscal year ending December 31, 2019 and the related Compliance Certificate, an Event of Default will result (the “Reporting Non-Compliance”);

WHEREAS, HOS WELLMAX Services, LLC will commence a voluntary case under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Southern District of Texas (such proceeding, the “Specified Bankruptcy Proceeding”) (such non-compliance, the “Bankruptcy Non-Compliance”; the Bankruptcy Non-Compliance, together with the 2020 Notes Payment Non-Compliance, the 2021 Notes Payment Non-Compliance and the Reporting Non-Compliance, collectively, the “Non-Compliance”);

WHEREAS, pursuant to Section 11.1(h)(i) of the Credit Agreement, if the Borrower or any Guarantor voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law, an Event of Default will result;

WHEREAS, the Borrower and the Guarantors have requested that the ABL Agent and the Specified Lenders temporarily forbear, solely by reason of (1) an Event of Default under Section 11.1(h)(i) of the Credit Agreement arising on account of the Bankruptcy Non-Compliance, (2) an Event of Default arising on account of the Reporting Non-Compliance and (3) a cross-default under (x) Section 11.1(e) of the Credit Agreement arising on account of the 2020 Notes Payment Non-Compliance and the 2021 Notes Payment Non-Compliance and (y) Section 11.1(f) of the Credit Agreement arising on account of (a) any cross-defaults in respect of the 2020 Notes Payment Non-Compliance, the 2021 Notes Payment Non-Compliance and the Bankruptcy Non-Compliance or (b) any cross-defaults in respect of the Reporting Non-Compliance (but, in the case of this clause (y), except to the extent that the events described in this clause (y) (other than the 2020 Notes Payment Non-Compliance) has resulted in the holders of any other applicable Debt actually having accelerated or required that such other Debt become immediately redeemed or repurchased (or offered to be redeemed or repurchased) prior to its maturity) (the Events of Default described in the preceding clauses (1), (2) and (3), collectively, the “Designated Event of Default”) from exercising ABL Rights and Remedies (as defined below) from the date hereof until the Termination Date (as defined below);

WHEREAS, absent the entry into this Agreement, by reason of the Designated Event of Default, the Borrower acknowledges that the ABL Agent and the Required Lenders would be authorized to exercise all rights and remedies available to them under the Credit Agreement and the other Loan Documents and applicable law or in equity or otherwise (all such rights and remedies, collectively, “ABL Rights and Remedies”);

WHEREAS, on March 2, 2020, the Borrower entered into a forbearance agreement (the “Existing First Lien Forbearance Agreement”) with the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders”, in each case under and as defined in that certain First Lien Term Loan Agreement, dated as of June 15, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First Lien Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto, and Wilmington Trust, as administrative agent and collateral agent;

WHEREAS, on or prior to the date hereof, the Borrower, the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders” (in each case under and as defined in the First Lien Term Loan Agreement) amended and restated the Existing First Lien Forbearance Agreement (as so amended and restated, the “First Lien Forbearance Agreement”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, on March 2, 2020, the Borrower entered into a forbearance agreement (the “Existing Second Lien Forbearance Agreement”) with the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders”, in each case under and as defined in that certain Second Lien Term Loan Agreement, dated as of February 7, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Second Lien Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto, and the administrative agent and collateral agent party thereto;

WHEREAS, on or prior to the date hereof, the Borrower, the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders” (in each case under and as defined in the Second Lien Term Loan Agreement) amended and restated the Existing Second Lien Forbearance Agreement (as so amended and restated, the “Second Lien Forbearance Agreement”), a true and complete copy of which is attached hereto as Exhibit B;

WHEREAS, on or prior to the date hereof, the Borrower and the 2020 Note Guarantors have entered into a forbearance agreement with the trustee under the 2020 Notes Indenture and the “Holders” (as defined in the 2020 Notes Indenture) of more than 75% in principal of the then outstanding 2020 Notes, a true and complete copy of which is attached hereto as Exhibit C (the “2020 Notes Forbearance Agreement”);

WHEREAS, on or prior to the date hereof, the Borrower and the 2021 Note Guarantors have entered into a forbearance agreement with the trustee under the 2021 Notes Indenture and the “Holders” (as defined in the 2021 Notes Indenture) of more than 75% in principal of the then outstanding 2021 Notes, a true and complete copy of which is attached hereto as Exhibit D (the “2021 Notes Forbearance Agreement”);

WHEREAS, the Borrower will continue to negotiate and document the terms of a mutually agreeable restructuring transaction (the agreement documenting such restructuring transaction, the “Restructuring Support Agreement”) with and among the Lenders, the Obligors, and such other parties as may be appropriate and acceptable to the foregoing; and

WHEREAS, on account of this Agreement and subject to the terms and conditions set forth herein, until the Termination Date, the ABL Agent and the Specified Lenders have agreed to forbear from their rights to exercise any ABL Rights and Remedies arising as a result of the Designated Event of Default.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Defined Terms. Unless otherwise defined in this Agreement, each capitalized term used in this Agreement has the meaning given such term in the Credit Agreement. As used in this Agreement, each of the terms defined in the opening paragraph and the WHEREAS provisions above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.          Acknowledgement and Forbearance.

(a)       In reliance upon the representations, warranties and covenants of the Obligors contained in this Agreement, and subject to the terms and conditions of this Agreement, the ABL Agent and the Specified Lenders hereby agree that, from and after the date hereof until the earliest occurrence of any Termination Event (as defined below), the ABL Agent and the Specified Lenders shall not exercise any ABL Rights and Remedies arising as a result of the Designated Event of Default and the Borrower shall be permitted to convert or continue any Loan as a Loan bearing interest at the LIBO Rate. Furthermore, the ABL Agent and Specified Lenders hereby expressly waive any notice requirement arising under the Loan Documents on account of the Designated Event of Default. As used in this Agreement, the occurrence of any one or more of the following events shall constitute a “Termination Event” (the earliest date on which any Termination Event occurs shall be referred to herein as the “Termination Date”; and the period from the date hereof until the Termination Date, the “Forbearance Period”):

(i)

           the occurrence of any Event of Default that is not the Designated Event of Default (which, for the avoidance of doubt, shall include, without limiting the scope of any such other Events of Default, (x) other than with respect to the 2020 Notes, the holder or holders of any Material Indebtedness or any trustee or administrative agent on its or their behalf causing such Material Indebtedness to become due, or requiring the redemption thereof or requiring any offer to redeem to be made in respect thereof, prior to its scheduled maturity or requiring the Borrower or any Guarantor to make an offer in respect thereof in each case on account of any Non-Compliance or any cross-default in respect thereof and (y) other than with respect to the Bankruptcy Non-Compliance, the occurrence of any Event of Default under Section 11.1(g) or (h) of the Credit Agreement or the occurrence of any event described in Section 11.1(g) or (h) that would cause an Event of Default to occur under Section 11.1(g) or (h) but for any applicable automatic stay order);

(ii)	any holder or holders of any Material Indebtedness or any trustee or administrative agent on its or their behalf (x) institutes any proceeding seeking collection of any amounts outstanding under such Material Indebtedness or (y) exercises any rights and remedies available to them under such Material Indebtedness or applicable law or in equity or otherwise (including, without limitation, by commencing an involuntary proceeding or filing an involuntary petition seeking (a) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary thereof or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary thereof; provided, that, the Parent Borrower agrees to notify the Specified Lenders immediately upon the filing of any such proceeding or petition);

(iii)	any Obligor repudiates or asserts a defense in writing to any obligation or liability under this Agreement, the Credit Agreement or any other Loan Document or makes or pursues a claim in writing against the ABL Agent or any Lender in connection with this Agreement, the Credit Agreement or any other Loan Document;

(iv)	any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor in or in connection with this Agreement shall prove to have been incorrect in any material adverse respect when made or deemed made;

(v)	the Obligors shall fail to observe or perform any covenant, condition or agreement contained in this Agreement;

(vi)	(x) the occurrence of a “Termination Event” under and as defined in the First Lien Forbearance Agreement, (y) the First Lien Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the First Lien Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(vii)	(x) the occurrence of a “Termination Event” under and as defined in the Second Lien Forbearance Agreement, (y) the Second Lien Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the Second Lien Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(viii)	(x) the occurrence of an “Event of Termination” under and as defined in the 2020 Notes Forbearance Agreement, (y) the 2020 Notes Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the 2020 Notes Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(ix)	(x) the occurrence of an “Event of Termination” under and as defined in the 2021 Notes Forbearance Agreement, (y) the 2021 Notes Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the 2021 Notes Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(x)	a Restructuring Support Agreement among the Borrower, the other Obligors and Lenders (acting in their sole discretion) holding two-thirds in principal of outstanding Loans has not become effective by April 8, 2020; provided that, the event described in this clause (x) shall constitute a Termination Event only if the Specified Lenders holding a majority in principal of Loans held by all Specified Lenders send a written notice to the Borrower specifying that such event is a Termination Event;

(xi)	(x) any class of creditors terminates the Restructuring Support Agreement pursuant to the terms thereof, (y) the Restructuring Support Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the Restructuring Support Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver that is made in accordance with the terms of the Restructuring Support Agreement or consented to in writing by the Specified Lenders holding a majority in principal of Loans held by all Specified Lenders;

(xii)	(x) the Specified Bankruptcy Proceeding is converted or dismissed, or a Chapter 11 trustee or examiner with expanded powers is appointed or (y) any pleading or other document is filed or any other action is taken by the Borrower or any Subsidiary thereof (including HOS WELLMAX Services, LLC) in the

Specified Bankruptcy Proceeding without the prior written consent of the Required Lenders;

(xiii)	the Borrower or any Subsidiary thereof makes any payment of principal of, or interest on, the Notes, or takes any step to redeem any of the Notes;

(xiv)	the Borrower notifies any Specified Lender or its representatives in writing that it has terminated discussions regarding a potential restructuring or recapitalization transaction with respect to the Borrower; or

(xv)	11:59 p.m. New York time on April 20, 2020; provided, further, that the Termination Event described in this clause (xv) shall further extend to 11:59 p.m. New York time on any date agreed to by the Required Lenders (in their sole discretion) and the Borrower (which such extension may be documented by email).

Notwithstanding anything contained herein to the contrary, the parties hereto reserve all rights and defenses in respect of the Non-Compliance and any cure in respect thereof.

(b)       Each Obligor hereby acknowledges and agrees that upon the occurrence of a Termination Event, (i) the relief provided under this Agreement (including, without limitation, under Sections 2(a) hereof) shall immediately and automatically terminate, (ii) subject to the immediately preceding sentence, the Designated Event of Default shall continue to constitute an Event of Default and (iii) the ABL Agent and the Lenders shall have the right to exercise the ABL Rights and Remedies as a result of the Designated Event of Default. Each Obligor hereby further acknowledges and agrees that from and after the Termination Date, the ABL Agent and the Specified Lenders shall be under no obligation of any kind whatsoever to forbear from exercising any rights or remedies on account of the Designated Event of Default.

(c)       Furthermore, the ABL Agent and the Specified Lenders expressly reserve all ABL Rights and Remedies with respect to any Event of Default now existing or hereafter arising under the Credit Agreement or any of the other Loan Documents and, upon the occurrence of a Termination Event, the Designated Event of Default, including without limitation (x) the right to declare the Commitments to be terminated, (y) the right to demand immediate full payment of all Obligations owing under the Credit Agreement and the other Loan Documents and (z) the right to repossess and take other action with respect to any or all Collateral, including the liquidation thereof pursuant to the security interest granted under the Guaranty and Security Agreement or any other Security Document.

Section 3.          Conditions to Effectiveness. This Agreement shall become effective as of the first date (the “Effective Date”) on which each of the following conditions shall have been satisfied:

(a)       the ABL Agent shall have received a countersigned signature page of this Agreement duly executed by the Borrower, the Guarantors, the Specified Lenders constituting the Required Lenders and the ABL Agent;

(b)       the First Lien Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof;

(c)       the Second Lien Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof;

(d)       the 2020 Notes Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof; and

(e)       the 2021 Notes Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof.

Section 4.          Representations and Warranties. Each Obligor hereby represents and warrants that, as of the date hereof after giving effect to this Agreement:

(a)       the execution, delivery and performance by such Obligor of this Agreement have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of such Obligor or any Restricted Subsidiary of the Borrower;

(b)       this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)       the representations and warranties of the Obligors contained in the Credit Agreement (other than Sections 9.1.7(b) or 9.1.7(c) of the Credit Agreement) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date, except that any representation and warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date; provided that, notwithstanding the foregoing, the Obligors make no representation and warranty with respect to Section 9.1.17 of the Credit Agreement solely insofar as such representations and warranties relate to the Non-Compliance; and

(d)       except for the Designated Event of Default, no Default or Event of Default has occurred and is continuing.

Section 5.          Agreements.

(a)       Borrower acknowledges and agrees that (i) on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower and the Guarantors each hereby waive any defense, offset, counterclaim or recoupment with respect thereto and (ii) on the date hereof the aggregate principal amount of Loans outstanding is $50,000,000.00.

(b)       The ABL Agent and the Specified Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as expressly provided in this Agreement in respect of the Designated Event of Default, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of any Secured Party with respect to the Loan Documents, or (iv) the rights of any Secured Party to collect the full amounts owing to them under the Loan Documents.

(c)       The Borrower and each Guarantor do hereby adopt, ratify, and confirm the Credit Agreement and acknowledge and agree that the Credit Agreement is and remains in full force and effect, and the Borrower and Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, the other Loan Documents, and the Obligations, are not impaired in any respect by this Agreement.

(d)       During the Forbearance Period, the Borrower and Guarantors covenant to the ABL Agent and the Lenders that they shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly engage in any transactions, make any payments or transfers or take any action (or forbear from taking any action), in each case outside the ordinary course of business, except as expressly permitted hereunder. Without limiting the generality of the foregoing and whether or not any transaction, payment, transfer or other action is done in the ordinary course of business, during the Forbearance Period the Borrower and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

(i)	make any Investment in reliance on clause (e) or clause (h) of the definition of “Permitted Investments” in the Credit Agreement;

(ii)	designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(iii)	take any action or engage in any transaction with respect to which the taking of such action or the engagement in such transaction is conditioned under the Credit Agreement on there being no Default or Event of Default existing; or

(iv)	incur or assume, directly or indirectly, any Debt, other than Debt incurred in the ordinary course (and permitted by the Credit Agreement) and not in respect of borrowed money or representing Capital Lease Obligations, without the consent of the Specified Lenders.

(e)       During the Forbearance Period, the Borrower agrees to provide Brown Rudnick LLP copies of the following documents (via email to the attention of Andreas P. Andromalos (aandromalos@brownrudnick.com) and Tia C. Wallach (twallach@brownrudnick.com)) as promptly as practicable upon the entry into such documents, the provision of such documents to third-parties or the receipt of such documents from third-parties, as applicable: (i) any amendment, supplement or modification, or any waiver in respect of, the 2020 Notes Indenture, the 2021 Notes Indenture, the First Lien Term Loan Agreement, the Second Lien Term Loan Agreement, the First Lien Forbearance Agreement, the Second Lien Forbearance Agreement, the 2020 Notes Forbearance Agreement or the 2021 Notes Forbearance Agreement, (ii) any notice of default, notice of or other documentation in respect of the exercise of rights or remedies, or any similar notice or documentation, in each case delivered by or to the Borrower or any Subsidiary thereof in respect of the 2020 Notes Indenture, the 2021 Notes Indenture, the First Lien Term Loan Agreement or the Second Lien Term Loan Agreement or (iii) any pleading or other document filed in the Specified Bankruptcy Proceeding.

(f)       During the Forbearance Period, each Obligor agrees (i) to provide the Specified Lenders (or their designees) with access to inspect such Obligor’s financial records or Properties during normal business hours and at the Borrower’s expense, but without regard to any limitations on the frequency of visits contained in the Credit Agreement and at the expense of the Borrower, (ii) promptly to provide such customary financial and other information regarding the Obligors and their respective businesses and operations that the Specified Lenders may reasonably request to the extent (w) such information is readily available to an Obligor, (x) such information is not subject to attorney/client privilege, (y) such information does not constitute trade secrets and (z) the provision of such information is not prohibited by law or by the legally binding confidentiality obligations of any Obligor to a third party (other than another Obligor); provided that the applicable Obligor shall use commercially reasonable efforts to obtain the consent of any such third party to provide such information to the Specified Lenders on a confidential basis and use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not risk waiver of such privilege or violate the applicable obligation and (iii) to provide the Specified Lenders with access to senior officers of the Borrower and such of their other representatives, as appropriate, in relation to any of the foregoing.

(g)       The Borrower agrees to pay, within three Business Days following receipt of an invoice therefor, all out-of-pocket fees and expenses incurred by the ABL Agent and the Lenders and their respective Affiliates, including, without limitation, (1) the fees, charges and disbursements of one financial advisor for the Lenders and of counsel for the ABL Agent and the Lenders (but limited, in the case of counsel, to one primary counsel for each of (x) the ABL Agent and its Affiliates, collectively and (y) the Lenders and their respective Affiliates, collectively, and in each case, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person)) and (2) travel, photocopy, mailing, courier, telephone and other similar expenses, in, each case, in connection with (i) the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the ABL Agent and/or the Lenders as to the rights and duties of the ABL Agent and the Lenders with respect thereto) of this Agreement, the Existing ABL Forbearance Agreement, the Credit Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or (ii) the enforcement or protection of the ABL Agent’s or the Lenders’ rights in connection with this Agreement, the Existing ABL Forbearance Agreement, the Credit Agreement or any other Loan Document, including, without limitation, all out-of-pocket expenses incurred during any workout or restructuring in respect of the Obligors or the Loans.

Section 6.          Reaffirmation of Loan Documents. Each Obligor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty and Security Agreement and each other Loan Document to which it is party are in full force and effect, and each Obligor hereby ratifies and reaffirms its grant of liens on or security interests in their properties pursuant to such Loan Documents as security for the Obligations and the Guaranteed Obligations (as defined in the Guaranty and Security Agreement), as applicable and confirms and agrees that such liens and security interests secure all of the Obligations and Guaranteed Obligations (as defined in the Guaranty and Security Agreement), as applicable, including any additional Debt hereafter arising or incurred pursuant to or in connection with the Credit Agreement or any other Loan Document. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that it continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty and Security Agreement), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty and Security Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 7.          Governing Law; Waiver of Jury Trial; Other Miscellaneous Provisions

THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS. EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE EXISTING ABL FORBEARANCE AGREEMENT, AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ABL AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7. The provisions of Sections 14.6 and 14.15.1 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

Section 8.          Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or pdf. of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 9.          Release. In consideration of, among other things, the forbearance provided for herein, the Borrower and each other Obligor (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has, of whatsoever nature and kind, whether known or unknown, whether now existing, whether arising at law or in equity, against the ABL Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that in each case such claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date hereof and which arise out of or are related to the Credit Agreement, this Agreement, the Existing ABL Forbearance Agreement, the other Loan Documents, the Obligations, the Guaranteed Obligations (as defined in the Guaranty and Security Agreement) or the Collateral (collectively, the “Released Claims”). The Borrower and the other Obligors further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.

Section 10.          Effects of this Agreement; Amendments. From and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement, as interpreted in accordance with the terms of this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references herein to “this Agreement,” “herein,” “hereunder” or words of similar import, shall in each case, be deemed to be references to the Existing ABL Forbearance Agreement as amended and restated by this Agreement. This Agreement may not be amended except pursuant to an agreement or agreements in writing entered into by each of the parties party hereto.

Section 11.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement. During the Forbearance Period, no Specified Lender shall transfer or assign its rights under the Credit Agreement or this Agreement absent the written agreement of the transferee or assignee to be bound by the terms of this Agreement, but no Specified Lender shall be further limited in its transfer or assignment rights other than as provided in the Credit Agreement.

Section 12.          Invalidity. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.          ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 14.           Agent Direction. The Specified Lenders hereby direct the ABL Agent to execute this Agreement. pursuant to Section 12.1.4 of the Credit Agreement. The ABL Agent shall conclusively rely on this direction in connection with its execution of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

GUARANTORS:

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE OPERATORS, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HOS PORT, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

HORNBECK OFFSHORE SERVICES DE MEXICO, S. DE R.L. DE C.V, as a Guarantor

By:	/s/ Samuel A. Giberga
Samuel A. Giberga
Vice President

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

HORNBECK OFFSHORE NAVEGACAO, LTDA., as a Guarantor

By:	/s/ Robert Thomas Gang
Robert Thomas Gang
Administrator

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

ADMINISTRATIVE AGENT/CERTAIN LENDERS:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll
Nicole Kroll
Assistant Vice President

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

[Lender Signature Pages are on file with the ABL Agent]

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

Exhibit A

[See attached.]

Exhibit B

[See attached.]

Exhibit C

[See attached.]

Exhibit D

[See attached.]

Execution Version

AMENDED AND RESTATED FORBEARANCE AGREEMENT

This Amended and Restated Forbearance Agreement (this “Agreement”) entered into as of March 31, 2020, is by and among Hornbeck Offshore Services, Inc., a Delaware corporation (the “Borrower”), the Lenders (hereinafter defined) party hereto (the “Specified Lenders”) constituting the “Required Lenders” under the Credit Agreement (as defined below), the guarantors party to the Credit Agreement (the “Guarantors”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the Lenders (“Wilmington Trust” and, in such capacity, the “ABL Agent”) and amends and restates in its entirety the Forbearance Agreement in respect of the Credit Agreement entered into on March 2, 2020 (the “Existing ABL Forbearance Agreement”), by and among the Borrower, the Guarantors and lenders under the Credit Agreement party thereto.

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”) and the ABL Agent are parties to the Senior Credit Agreement, dated as of June 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the guarantors party thereto from time to time (the “2020 Notes Guarantors”) and Wilmington Trust are parties to that certain Indenture, dated as of March 16, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2020 Notes Indenture”), under which certain 5.875% Senior Notes due 2020 were issued (the “2020 Notes”);

WHEREAS, the principal amount of outstanding 2020 Notes is due in full on April 1, 2020 (or if such day is not a Business Day (as defined in the 2020 Notes Indenture), on the next succeeding Business Day) (the “2020 Notes Principal Payment”), and the Borrower anticipates not making such 2020 Notes Principal Payment on such date (the “2020 Notes Payment Non-Compliance”);

WHEREAS, the Borrower, the guarantors party thereto from time to time (the “2021 Notes Guarantors”) and Wilmington Trust are parties to that certain Indenture, dated as of March 28, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2021 Notes Indenture”), under which certain 5.000% Senior Notes due 2021 were issued (the “2021 Notes” and, together with the 2020 Notes, the “Notes”);

WHEREAS, an interest payment on the 2021 Notes in the amount of $11,250,000 was due on March 1, 2020 (or if such day was not a Business Day (as defined in the 2021 Notes Indenture), on the next succeeding Business Day) (the “2021 Notes Interest Payment” and, together with the 2020 Notes Principal Payment, individually or collectively as the context requires, the “Specified Payments”), and the Borrower did not make such 2021 Notes Interest Payment on such date (the “2021 Notes Payment Non-Compliance”);

WHEREAS, pursuant to Section 11.1(e) of the Credit Agreement, if the Borrower or any Guarantor fails to make any payment (whether of principal or interest and regardless of amount) of any Material Indebtedness, when and as the same shall become due and payable (including either Specified Payment), an Event of Default will result;

WHEREAS, pursuant to Section 10.1.2(a) and Section 10.1.2(c) of the Credit Agreement, if the Borrower fails to deliver all annual financial statements and other information that would be required to be contained in a filing with SEC on Form 10-K in respect of the fiscal year ending December 31, 2019 and the related Compliance Certificate, an Event of Default will result (the “Reporting Non-Compliance”);

WHEREAS, HOS WELLMAX Services, LLC will commence a voluntary case under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Southern District of Texas (such proceeding, the “Specified Bankruptcy Proceeding”) (such non-compliance, the “Bankruptcy Non-Compliance”; the Bankruptcy Non-Compliance, together with the 2020 Notes Payment Non-Compliance, the 2021 Notes Payment Non-Compliance and the Reporting Non-Compliance, collectively, the “Non-Compliance”);

WHEREAS, pursuant to Section 11.1(h)(i) of the Credit Agreement, if the Borrower or any Guarantor voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law, an Event of Default will result;

WHEREAS, the Borrower and the Guarantors have requested that the ABL Agent and the Specified Lenders temporarily forbear, solely by reason of (1) an Event of Default under Section 11.1(h)(i) of the Credit Agreement arising on account of the Bankruptcy Non-Compliance, (2) an Event of Default arising on account of the Reporting Non-Compliance and (3) a cross-default under (x) Section 11.1(e) of the Credit Agreement arising on account of the 2020 Notes Payment Non-Compliance and the 2021 Notes Payment Non-Compliance and (y) Section 11.1(f) of the Credit Agreement arising on account of (a) any cross-defaults in respect of the 2020 Notes Payment Non-Compliance, the 2021 Notes Payment Non-Compliance and the Bankruptcy Non-Compliance or (b) any cross-defaults in respect of the Reporting Non-Compliance (but, in the case of this clause (y), except to the extent that the events described in this clause (y) (other than the 2020 Notes Payment Non-Compliance) has resulted in the holders of any other applicable Debt actually having accelerated or required that such other Debt become immediately redeemed or repurchased (or offered to be redeemed or repurchased) prior to its maturity) (the Events of Default described in the preceding clauses (1), (2) and (3), collectively, the “Designated Event of Default”) from exercising ABL Rights and Remedies (as defined below) from the date hereof until the Termination Date (as defined below);

WHEREAS, absent the entry into this Agreement, by reason of the Designated Event of Default, the Borrower acknowledges that the ABL Agent and the Required Lenders would be authorized to exercise all rights and remedies available to them under the Credit Agreement and the other Loan Documents and applicable law or in equity or otherwise (all such rights and remedies, collectively, “ABL Rights and Remedies”);

WHEREAS, on March 2, 2020, the Borrower entered into a forbearance agreement (the “Existing First Lien Forbearance Agreement”) with the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders”, in each case under and as defined in that certain First Lien Term Loan Agreement, dated as of June 15, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First Lien Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto, and Wilmington Trust, as administrative agent and collateral agent;

WHEREAS, on or prior to the date hereof, the Borrower, the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders” (in each case under and as defined in the First Lien Term Loan Agreement) amended and restated the Existing First Lien Forbearance Agreement (as so amended and restated, the “First Lien Forbearance Agreement”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, on March 2, 2020, the Borrower entered into a forbearance agreement (the “Existing Second Lien Forbearance Agreement”) with the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders”, in each case under and as defined in that certain Second Lien Term Loan Agreement, dated as of February 7, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Second Lien Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto, and the administrative agent and collateral agent party thereto;

WHEREAS, on or prior to the date hereof, the Borrower, the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders” (in each case under and as defined in the Second Lien Term Loan Agreement) amended and restated the Existing Second Lien Forbearance Agreement (as so amended and restated, the “Second Lien Forbearance Agreement”), a true and complete copy of which is attached hereto as Exhibit B;

WHEREAS, on or prior to the date hereof, the Borrower and the 2020 Note Guarantors have entered into a forbearance agreement with the trustee under the 2020 Notes Indenture and the “Holders” (as defined in the 2020 Notes Indenture) of more than 75% in principal of the then outstanding 2020 Notes, a true and complete copy of which is attached hereto as Exhibit C (the “2020 Notes Forbearance Agreement”);

WHEREAS, on or prior to the date hereof, the Borrower and the 2021 Note Guarantors have entered into a forbearance agreement with the trustee under the 2021 Notes Indenture and the “Holders” (as defined in the 2021 Notes Indenture) of more than 75% in principal of the then outstanding 2021 Notes, a true and complete copy of which is attached hereto as Exhibit D (the “2021 Notes Forbearance Agreement”);

WHEREAS, the Borrower will continue to negotiate and document the terms of a mutually agreeable restructuring transaction (the agreement documenting such restructuring transaction, the “Restructuring Support Agreement”) with and among the Lenders, the Obligors, and such other parties as may be appropriate and acceptable to the foregoing; and

WHEREAS, on account of this Agreement and subject to the terms and conditions set forth herein, until the Termination Date, the ABL Agent and the Specified Lenders have agreed to forbear from their rights to exercise any ABL Rights and Remedies arising as a result of the Designated Event of Default.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Defined Terms. Unless otherwise defined in this Agreement, each capitalized term used in this Agreement has the meaning given such term in the Credit Agreement. As used in this Agreement, each of the terms defined in the opening paragraph and the WHEREAS provisions above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.          Acknowledgement and Forbearance.

(a)       In reliance upon the representations, warranties and covenants of the Obligors contained in this Agreement, and subject to the terms and conditions of this Agreement, the ABL Agent and the Specified Lenders hereby agree that, from and after the date hereof until the earliest occurrence of any Termination Event (as defined below), the ABL Agent and the Specified Lenders shall not exercise any ABL Rights and Remedies arising as a result of the Designated Event of Default and the Borrower shall be permitted to convert or continue any Loan as a Loan bearing interest at the LIBO Rate. Furthermore, the ABL Agent and Specified Lenders hereby expressly waive any notice requirement arising under the Loan Documents on account of the Designated Event of Default. As used in this Agreement, the occurrence of any one or more of the following events shall constitute a “Termination Event” (the earliest date on which any Termination Event occurs shall be referred to herein as the “Termination Date”; and the period from the date hereof until the Termination Date, the “Forbearance Period”):

(i)	the occurrence of any Event of Default that is not the Designated Event of Default (which, for the avoidance of doubt, shall include, without limiting the scope of any such other Events of Default, (x) other than with respect to the 2020 Notes, the holder or holders of any Material Indebtedness or any trustee or administrative agent on its or their behalf causing such Material Indebtedness to become due, or requiring the redemption thereof or requiring any offer to redeem to be made in respect thereof, prior to its scheduled maturity or requiring the Borrower or any Guarantor to make an offer in respect thereof in each case on account of any Non-Compliance or any cross-default in respect thereof and (y) other than with respect to the Bankruptcy Non-Compliance, the occurrence of any Event of Default under Section 11.1(g) or (h) of the Credit Agreement or the occurrence of any event described in Section 11.1(g) or (h) that would cause an Event of Default to occur under Section 11.1(g) or (h) but for any applicable automatic stay order);

(ii)	any holder or holders of any Material Indebtedness or any trustee or administrative agent on its or their behalf (x) institutes any proceeding seeking collection of any amounts outstanding under such Material Indebtedness or (y) exercises any rights and remedies available to them under such Material Indebtedness or applicable law or in equity or otherwise (including, without limitation, by commencing an involuntary proceeding or filing an involuntary petition seeking (a) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary thereof or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary thereof; provided, that, the Parent Borrower agrees to notify the Specified Lenders immediately upon the filing of any such proceeding or petition);

(iii)	any Obligor repudiates or asserts a defense in writing to any obligation or liability under this Agreement, the Credit Agreement or any other Loan Document or makes or pursues a claim in writing against the ABL Agent or any Lender in connection with this Agreement, the Credit Agreement or any other Loan Document;

(iv)	any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor in or in connection with this Agreement shall prove to have been incorrect in any material adverse respect when made or deemed made;

(v)	the Obligors shall fail to observe or perform any covenant, condition or agreement contained in this Agreement;

(vi)	(x) the occurrence of a “Termination Event” under and as defined in the First Lien Forbearance Agreement, (y) the First Lien Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the First Lien Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(vii)	(x) the occurrence of a “Termination Event” under and as defined in the Second Lien Forbearance Agreement, (y) the Second Lien Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the Second Lien Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(viii)	(x) the occurrence of an “Event of Termination” under and as defined in the 2020 Notes Forbearance Agreement, (y) the 2020 Notes Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the 2020 Notes Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(ix)	(x) the occurrence of an “Event of Termination” under and as defined in the 2021 Notes Forbearance Agreement, (y) the 2021 Notes Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the 2021 Notes Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(x)	a Restructuring Support Agreement among the Borrower, the other Obligors and Lenders (acting in their sole discretion) holding two-thirds in principal of outstanding Loans has not become effective by April 8, 2020; provided that, the event described in this clause (x) shall constitute a Termination Event only if the Specified Lenders holding a majority in principal of Loans held by all Specified Lenders send a written notice to the Borrower specifying that such event is a Termination Event;

(xi)	(x) any class of creditors terminates the Restructuring Support Agreement pursuant to the terms thereof, (y) the Restructuring Support Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the Restructuring Support Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver that is made in accordance with the terms of the Restructuring Support Agreement or consented to in writing by the Specified Lenders holding a majority in principal of Loans held by all Specified Lenders;

(xii)	(x) the Specified Bankruptcy Proceeding is converted or dismissed, or a Chapter 11 trustee or examiner with expanded powers is appointed or (y) any pleading or other document is filed or any other action is taken by the Borrower or any Subsidiary thereof (including HOS WELLMAX Services, LLC) in the

Specified Bankruptcy Proceeding without the prior written consent of the Required Lenders;

(xiii)	the Borrower or any Subsidiary thereof makes any payment of principal of, or interest on, the Notes, or takes any step to redeem any of the Notes;

(xiv)	the Borrower notifies any Specified Lender or its representatives in writing that it has terminated discussions regarding a potential restructuring or recapitalization transaction with respect to the Borrower; or

(xv)	11:59 p.m. New York time on April 20, 2020; provided, further, that the Termination Event described in this clause (xv) shall further extend to 11:59 p.m. New York time on any date agreed to by the Required Lenders (in their sole discretion) and the Borrower (which such extension may be documented by email).

Notwithstanding anything contained herein to the contrary, the parties hereto reserve all rights and defenses in respect of the Non-Compliance and any cure in respect thereof.

(b)       Each Obligor hereby acknowledges and agrees that upon the occurrence of a Termination Event, (i) the relief provided under this Agreement (including, without limitation, under Sections 2(a) hereof) shall immediately and automatically terminate, (ii) subject to the immediately preceding sentence, the Designated Event of Default shall continue to constitute an Event of Default and (iii) the ABL Agent and the Lenders shall have the right to exercise the ABL Rights and Remedies as a result of the Designated Event of Default. Each Obligor hereby further acknowledges and agrees that from and after the Termination Date, the ABL Agent and the Specified Lenders shall be under no obligation of any kind whatsoever to forbear from exercising any rights or remedies on account of the Designated Event of Default.

(c)       Furthermore, the ABL Agent and the Specified Lenders expressly reserve all ABL Rights and Remedies with respect to any Event of Default now existing or hereafter arising under the Credit Agreement or any of the other Loan Documents and, upon the occurrence of a Termination Event, the Designated Event of Default, including without limitation (x) the right to declare the Commitments to be terminated, (y) the right to demand immediate full payment of all Obligations owing under the Credit Agreement and the other Loan Documents and (z) the right to repossess and take other action with respect to any or all Collateral, including the liquidation thereof pursuant to the security interest granted under the Guaranty and Security Agreement or any other Security Document.

Section 3.          Conditions to Effectiveness. This Agreement shall become effective as of the first date (the “Effective Date”) on which each of the following conditions shall have been satisfied:

(a)       the ABL Agent shall have received a countersigned signature page of this Agreement duly executed by the Borrower, the Guarantors, the Specified Lenders constituting the Required Lenders and the ABL Agent;

(b)       the First Lien Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof;

(c)       the Second Lien Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof;

(d)       the 2020 Notes Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof; and

(e)       the 2021 Notes Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof.

Section 4.          Representations and Warranties. Each Obligor hereby represents and warrants that, as of the date hereof after giving effect to this Agreement:

(a)       the execution, delivery and performance by such Obligor of this Agreement have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of such Obligor or any Restricted Subsidiary of the Borrower;

(b)       this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)       the representations and warranties of the Obligors contained in the Credit Agreement (other than Sections 9.1.7(b) or 9.1.7(c) of the Credit Agreement) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date, except that any representation and warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date; provided that, notwithstanding the foregoing, the Obligors make no representation and warranty with respect to Section 9.1.17 of the Credit Agreement solely insofar as such representations and warranties relate to the Non-Compliance; and

(d)       except for the Designated Event of Default, no Default or Event of Default has occurred and is continuing.

Section 5.          Agreements.

(a)       Borrower acknowledges and agrees that (i) on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower and the Guarantors each hereby waive any defense, offset, counterclaim or recoupment with respect thereto and (ii) on the date hereof the aggregate principal amount of Loans outstanding is $50,000,000.00.

(b)       The ABL Agent and the Specified Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as expressly provided in this Agreement in respect of the Designated Event of Default, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of any Secured Party with respect to the Loan Documents, or (iv) the rights of any Secured Party to collect the full amounts owing to them under the Loan Documents.

(c)       The Borrower and each Guarantor do hereby adopt, ratify, and confirm the Credit Agreement and acknowledge and agree that the Credit Agreement is and remains in full force and effect, and the Borrower and Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, the other Loan Documents, and the Obligations, are not impaired in any respect by this Agreement.

(d)       During the Forbearance Period, the Borrower and Guarantors covenant to the ABL Agent and the Lenders that they shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly engage in any transactions, make any payments or transfers or take any action (or forbear from taking any action), in each case outside the ordinary course of business, except as expressly permitted hereunder. Without limiting the generality of the foregoing and whether or not any transaction, payment, transfer or other action is done in the ordinary course of business, during the Forbearance Period the Borrower and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

(i)	make any Investment in reliance on clause (e) or clause (h) of the definition of “Permitted Investments” in the Credit Agreement;

(ii)	designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(iii)	take any action or engage in any transaction with respect to which the taking of such action or the engagement in such transaction is conditioned under the Credit Agreement on there being no Default or Event of Default existing; or

(iv)	incur or assume, directly or indirectly, any Debt, other than Debt incurred in the ordinary course (and permitted by the Credit Agreement) and not in respect of borrowed money or representing Capital Lease Obligations, without the consent of the Specified Lenders.

(e)       During the Forbearance Period, the Borrower agrees to provide Brown Rudnick LLP copies of the following documents (via email to the attention of Andreas P. Andromalos (aandromalos@brownrudnick.com) and Tia C. Wallach (twallach@brownrudnick.com)) as promptly as practicable upon the entry into such documents, the provision of such documents to third-parties or the receipt of such documents from third-parties, as applicable: (i) any amendment, supplement or modification, or any waiver in respect of, the 2020 Notes Indenture, the 2021 Notes Indenture, the First Lien Term Loan Agreement, the Second Lien Term Loan Agreement, the First Lien Forbearance Agreement, the Second Lien Forbearance Agreement, the 2020 Notes Forbearance Agreement or the 2021 Notes Forbearance Agreement, (ii) any notice of default, notice of or other documentation in respect of the exercise of rights or remedies, or any similar notice or documentation, in each case delivered by or to the Borrower or any Subsidiary thereof in respect of the 2020 Notes Indenture, the 2021 Notes Indenture, the First Lien Term Loan Agreement or the Second Lien Term Loan Agreement or (iii) any pleading or other document filed in the Specified Bankruptcy Proceeding.

(f)       During the Forbearance Period, each Obligor agrees (i) to provide the Specified Lenders (or their designees) with access to inspect such Obligor’s financial records or Properties during normal business hours and at the Borrower’s expense, but without regard to any limitations on the frequency of visits contained in the Credit Agreement and at the expense of the Borrower, (ii) promptly to provide such customary financial and other information regarding the Obligors and their respective businesses and operations that the Specified Lenders may reasonably request to the extent (w) such information is readily available to an Obligor, (x) such information is not subject to attorney/client privilege, (y) such information does not constitute trade secrets and (z) the provision of such information is not prohibited by law or by the legally binding confidentiality obligations of any Obligor to a third party (other than another Obligor); provided that the applicable Obligor shall use commercially reasonable efforts to obtain the consent of any such third party to provide such information to the Specified Lenders on a confidential basis and use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not risk waiver of such privilege or violate the applicable obligation and (iii) to provide the Specified Lenders with access to senior officers of the Borrower and such of their other representatives, as appropriate, in relation to any of the foregoing.

(g)       The Borrower agrees to pay, within three Business Days following receipt of an invoice therefor, all out-of-pocket fees and expenses incurred by the ABL Agent and the Lenders and their respective Affiliates, including, without limitation, (1) the fees, charges and disbursements of one financial advisor for the Lenders and of counsel for the ABL Agent and the Lenders (but limited, in the case of counsel, to one primary counsel for each of (x) the ABL Agent and its Affiliates, collectively and (y) the Lenders and their respective Affiliates, collectively, and in each case, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person)) and (2) travel, photocopy, mailing, courier, telephone and other similar expenses, in, each case, in connection with (i) the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the ABL Agent and/or the Lenders as to the rights and duties of the ABL Agent and the Lenders with respect thereto) of this Agreement, the Existing ABL Forbearance Agreement, the Credit Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or (ii) the enforcement or protection of the ABL Agent’s or the Lenders’ rights in connection with this Agreement, the Existing ABL Forbearance Agreement, the Credit Agreement or any other Loan Document, including, without limitation, all out-of-pocket expenses incurred during any workout or restructuring in respect of the Obligors or the Loans.

Section 6.          Reaffirmation of Loan Documents. Each Obligor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty and Security Agreement and each other Loan Document to which it is party are in full force and effect, and each Obligor hereby ratifies and reaffirms its grant of liens on or security interests in their properties pursuant to such Loan Documents as security for the Obligations and the Guaranteed Obligations (as defined in the Guaranty and Security Agreement), as applicable and confirms and agrees that such liens and security interests secure all of the Obligations and Guaranteed Obligations (as defined in the Guaranty and Security Agreement), as applicable, including any additional Debt hereafter arising or incurred pursuant to or in connection with the Credit Agreement or any other Loan Document. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that it continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty and Security Agreement), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty and Security Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 7.          Governing Law; Waiver of Jury Trial; Other Miscellaneous Provisions

THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS. EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE EXISTING ABL FORBEARANCE AGREEMENT, AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ABL AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7. The provisions of Sections 14.6 and 14.15.1 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

Section 8.          Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or pdf. of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 9.          Release. In consideration of, among other things, the forbearance provided for herein, the Borrower and each other Obligor (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has, of whatsoever nature and kind, whether known or unknown, whether now existing, whether arising at law or in equity, against the ABL Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that in each case such claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date hereof and which arise out of or are related to the Credit Agreement, this Agreement, the Existing ABL Forbearance Agreement, the other Loan Documents, the Obligations, the Guaranteed Obligations (as defined in the Guaranty and Security Agreement) or the Collateral (collectively, the “Released Claims”). The Borrower and the other Obligors further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.

Section 10.          Effects of this Agreement; Amendments. From and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement, as interpreted in accordance with the terms of this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references herein to “this Agreement,” “herein,” “hereunder” or words of similar import, shall in each case, be deemed to be references to the Existing ABL Forbearance Agreement as amended and restated by this Agreement. This Agreement may not be amended except pursuant to an agreement or agreements in writing entered into by each of the parties party hereto.

Section 11.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement. During the Forbearance Period, no Specified Lender shall transfer or assign its rights under the Credit Agreement or this Agreement absent the written agreement of the transferee or assignee to be bound by the terms of this Agreement, but no Specified Lender shall be further limited in its transfer or assignment rights other than as provided in the Credit Agreement.

Section 12.          Invalidity. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.          ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 14.           Agent Direction. The Specified Lenders hereby direct the ABL Agent to execute this Agreement. pursuant to Section 12.1.4 of the Credit Agreement. The ABL Agent shall conclusively rely on this direction in connection with its execution of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

GUARANTORS:

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE OPERATORS, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HOS PORT, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

HORNBECK OFFSHORE SERVICES DE
MEXICO, S. DE R.L. DE C.V, as a
Guarantor

By:	/s/ Samuel A. Giberga
Samuel A. Giberga
Vice President

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

HORNBECK OFFSHORE NAVEGACAO,
LTDA., as a Guarantor

By:	/s/ Robert Thomas Gang
Robert Thomas Gang
Administrator

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

ADMINISTRATIVE AGENT/CERTAIN LENDERS:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll
Nicole Kroll
Assistant Vice President

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

[Lender Signature Pages are on file with the ABL Agent]

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

Exhibit A

[See attached.]

Exhibit B

[See attached.]

Exhibit C

[See attached.]

Exhibit D

[See attached.]

Execution Version

AMENDED AND RESTATED FORBEARANCE AGREEMENT

This Amended and Restated Forbearance Agreement (this “Agreement”) entered into as of March 31, 2020, is by and among Hornbeck Offshore Services, Inc., a Delaware corporation (the “Parent Borrower”), Hornbeck Offshore Services, LLC, a Delaware limited liability company (the “Co-Borrower”, and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders party hereto (the “Specified Lenders”) constituting the “Required Lenders” under the Credit Agreement (as defined below), the guarantors party to the Credit Agreement (the “Guarantors”), and Wilmington Trust, National Association, as administrative agent and collateral agent for the Lenders (“Wilmington Trust” and, in such capacity, the “Second Lien Agent”), and amends and restates in its entirety the Forbearance Agreement in respect of the Credit Agreement entered into on March 2, 2020 (the “Existing Second Lien Forbearance Agreement”), by and among the Borrowers, the Guarantors, the lenders under the Credit Agreement party thereto, and the Second Lien Agent.

WHEREAS, the Borrowers, the lenders from time to time party thereto (the “Lenders”) and the Second Lien Agent are parties to the Second Lien Term Loan Agreement, dated as of February 7, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Parent Borrower, the guarantors party thereto from time to time (the “2020 Notes Guarantors”) and Wilmington Trust are parties to that certain Indenture, dated as of March 16, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2020 Notes Indenture”), under which certain 5.875% Senior Notes due 2020 were issued (the “2020 Notes”);

WHEREAS, the principal amount of outstanding 2020 Notes is due in full on April 1, 2020 (or if such day is not a Business Day (as defined in the 2020 Notes Indenture), on the next succeeding Business Day) (the “2020 Notes Principal Payment”), and the Parent Borrower anticipates not making such 2020 Notes Principal Payment on such date (the “2020 Notes Payment Non-Compliance”);

WHEREAS, the Parent Borrower, the guarantors party thereto from time to time (the “2021 Notes Guarantors”) and Wilmington Trust are parties to that certain Indenture, dated as of March 28, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2021 Notes Indenture”), under which certain 5.000% Senior Notes due 2021 were issued (the “2021 Notes” and, together with the 2020 Notes, the “Notes”);

WHEREAS, an interest payment on the 2021 Notes in the amount of $11,250,000 was due on March 1, 2020 (or if such day was not a Business Day (as defined in the 2021 Notes Indenture), on the next succeeding Business Day) (the “2021 Notes Interest Payment” and, together with the 2020 Notes Principal Payment, individually or collectively as the context requires, the “Specified Payments”), and the Parent Borrower did not make such 2021 Notes Interest Payment on such date (the “2021 Notes Payment Non-Compliance”);

WHEREAS, pursuant to Section 10.01(f) of the Credit Agreement, if the Borrowers fail to make any payment (whether of principal or interest and regardless of amount) of any Material Indebtedness, when and as the same shall become due and payable (including either Specified Payment), an Event of Default will result;

WHEREAS, pursuant to Section 8.01 of the Credit Agreement, if the Borrowers fail to deliver audited financial statements in respect of the fiscal year ending December 31, 2019 (including, without limitation, audited consolidated balance sheet, audited consolidated statement of income, audited consolidated statement of stockholder’s equity and an audit opinion from a certified public accountant) and related certificates of compliance, an Event of Default will result (the “Reporting Non-Compliance”);

WHEREAS, HOS WELLMAX Services, LLC will commence a voluntary case under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the Southern District of Texas (such proceeding, the “Specified Bankruptcy Proceeding”) (such non-compliance, the “Bankruptcy Non-Compliance”; the Bankruptcy Non-Compliance, together with the 2020 Notes Payment Non-Compliance, the 2021 Notes Payment Non-Compliance and the Reporting Non-Compliance, collectively, the “Non-Compliance”);

WHEREAS, pursuant to Section 10.01(i)(i) of the Credit Agreement, if any Borrower or Guarantor voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law, an Event of Default will result;

WHEREAS, the Borrowers and the Guarantors have requested that the Second Lien Agent and the Specified Lenders temporarily forbear, solely by reason of (1) an Event of Default under Section 10.01(i)(i) of the Credit Agreement arising on account of the Bankruptcy Non-Compliance, (2) an Event of Default arising on account of the Reporting Non-Compliance and (3) cross-default under (x) Section 10.01(f) of the Credit Agreement arising on account of the 2020 Notes Payment Non-Compliance and the 2021 Notes Payment Non-Compliance and (y) Section 10.01(g) of the Credit Agreement arising on account of (a) any cross-defaults in respect of the 2020 Notes Payment Non-Compliance, the 2021 Notes Payment Non-Compliance and the Bankruptcy Non-Compliance or (b) any cross-defaults in respect of the Reporting Non-Compliance (but, in the case of this clause (y), except to the extent that the events described in this clause (y) (other than the 2020 Notes Payment Non-Compliance) has resulted in the holders of any other applicable Debt actually having accelerated or required that such other Debt become immediately redeemed or repurchased (or offered to be redeemed or repurchased) prior to its maturity) (the Events of Default described in the preceding clauses (1), (2) and (3), collectively, the “Designated Event of Default”) from exercising Second Lien Rights and Remedies (as defined below) from the date hereof until the Termination Date (as defined below);

WHEREAS, absent the entry into this Agreement, by reason of the Designated Event of Default, the Borrowers acknowledge that the Second Lien Agent and the Required Lenders would be authorized to exercise all rights and remedies available to them under the Credit Agreement and the other Loan Documents and applicable law or in equity or otherwise (all such rights and remedies, collectively, “Second Lien Rights and Remedies”);

WHEREAS, on March 2, 2020, the Borrowers entered into a forbearance agreement (the “Existing First Lien Forbearance Agreement”) with the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders”, in each case under and as defined in that certain First Lien Term Loan Agreement, dated as of June 15, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First Lien Term Loan Agreement”), among the Borrowers, the lenders from time to time party thereto, and Wilmington Trust, as administrative agent and collateral agent;

WHEREAS, on or prior to the date hereof, the Borrowers, the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders” (in each case under and as defined in the First Lien Term Loan Agreement) amended and restated the Existing First Lien Forbearance Agreement (as so amended and restated, the “First Lien Forbearance Agreement”), a true and complete copy of which is attached hereto as Exhibit A;

WHEREAS, on March 2, 2020, the Borrowers entered into a forbearance agreement (the “Existing ABL Forbearance Agreement”) with the “Required Lenders” under and as defined in that certain Senior Credit Agreement, dated as of June 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “ABL Credit Agreement”), among the Parent Borrower, the lenders from time to time party thereto, and the administrative agent and collateral agent party thereto;

WHEREAS, on or prior to the date hereof, the Borrowers, the “Administrative Agent”, the “Collateral Agent” and those certain “Lenders” party thereto constituting the “Required Lenders” (in each case under and as defined in the ABL Credit Agreement) amended and restated the Existing ABL Forbearance Agreement (as so amended and restated, the “ABL Forbearance Agreement”), a true and complete copy of which is attached hereto as Exhibit B;

WHEREAS, on or prior to the date hereof, the Parent Borrower and the 2020 Note Guarantors have entered into a forbearance agreement with the trustee under the 2020 Notes Indenture and the “Holders” (as defined in the 2020 Notes Indenture) of more than 75% in principal of the then outstanding 2020 Notes, a true and complete copy of which is attached hereto as Exhibit C (the “2020 Notes Forbearance Agreement”);

WHEREAS, on or prior to the date hereof, the Parent Borrower and the 2021 Note Guarantors have entered into a forbearance agreement with the trustee under the 2021 Notes Indenture and the “Holders” (as defined in the 2021 Notes Indenture) of more than 75% in principal of the then outstanding 2021 Notes, a true and complete copy of which is attached hereto as Exhibit D (the “2021 Notes Forbearance Agreement”);

WHEREAS, the Parent Borrower will continue to negotiate and document the terms of a mutually agreeable restructuring transaction (the agreement documenting such restructuring transaction, the “Restructuring Support Agreement”) with and among the Lenders, the Loan Parties, and such other parties as may be appropriate and acceptable to the foregoing; and

WHEREAS, on account of this Agreement and subject to the terms and conditions set forth herein, until the Termination Date, the Second Lien Agent and the Specified Lenders have agreed to forbear from their rights to exercise any Second Lien Rights and Remedies arising as a result of the Designated Event of Default.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. Unless otherwise defined in this Agreement, each capitalized term used in this Agreement has the meaning given such term in the Credit Agreement. As used in this Agreement, each of the terms defined in the opening paragraph and the WHEREAS provisions above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Acknowledgement and Forbearance.

(a)       In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Second Lien Agent and the Specified Lenders hereby agree that, from and after the date hereof until the earliest occurrence of any Termination Event (as defined below), the Second Lien Agent and the Specified Lenders shall not exercise any Second Lien Rights and Remedies arising as a result of the Designated Event of Default. Furthermore, the Second Lien Agent and Specified Lenders hereby expressly waive any notice requirement arising under the Loan Documents on account of the Designated Event of Default. As used in this Agreement, the occurrence of any one or more of the following events shall constitute a “Termination Event” (the earliest date on which any Termination Event occurs shall be referred to herein as the “Termination Date”; and the period from the date hereof until the Termination Date, the “Forbearance Period”):

(i)	the occurrence of any Event of Default that is not the Designated Event of Default (which, for the avoidance of doubt, shall include, without limiting the scope of any such other Events of Default, (x) other than with respect to the 2020 Notes, the holder or holders of any Material Indebtedness or any trustee or administrative agent on its or their behalf causing such Material Indebtedness to become due, or requiring the redemption thereof or requiring any offer to redeem to be made in respect thereof, prior to its scheduled maturity or requiring any Borrower or any Guarantor to make an offer in respect thereof in each case on account of any Non-Compliance or any cross-default in respect thereof and (y) other than with respect to the Bankruptcy Non-Compliance, the occurrence of any Event of Default under Section 10.01(h) or (i) of the Credit Agreement) or the occurrence of any event described in Section 10.01(h) or (i) that would cause an Event of Default to occur under Section 10.01(h) or (i) but for any applicable automatic stay order;

(ii)	any holder or holders of any Material Indebtedness or any trustee or administrative agent on its or their behalf (x) institutes any proceeding seeking collection of any amounts outstanding under such Material Indebtedness or (y) exercises any rights and remedies available to them under such Material Indebtedness or applicable law or in equity or otherwise (including, without limitation, by commencing an involuntary proceeding or filing an involuntary petition seeking (a) liquidation, reorganization or other relief in respect of the Parent Borrower or any Subsidiary thereof or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary thereof; provided, that, the Parent Borrower agrees to notify the Specified Lenders immediately upon the filing of any such proceeding or petition);

(iii)	any Loan Party repudiates or asserts a defense in writing to any obligation or liability under this Agreement, the Credit Agreement or any other Loan Document or makes or pursues a claim in writing against the Second Lien Agent or any Lender in connection with this Agreement, the Credit Agreement or any other Loan Document;

(iv)	any representation or warranty made or deemed made by or on behalf of the Parent Borrower, the Co-Borrower or any Guarantor in or in connection with this Agreement shall prove to have been incorrect in any material adverse respect when made or deemed made;

(v)	the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement;

(vi)	(x) the occurrence of a “Termination Event” under and as defined in the First Lien Forbearance Agreement, (y) the First Lien Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the First Lien Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any amendment, modification, supplement or waiver of this Agreement;

(vii)	(x) the occurrence of a “Termination Event” under and as defined in the ABL Forbearance Agreement, (y) ABL Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the ABL Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(viii)	(x) the occurrence of an “Event of Termination” under and as defined in the 2020 Notes Forbearance Agreement, (y) the 2020 Notes Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the 2020 Notes Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(ix)	(x) the occurrence of an “Event of Termination” under and as defined in the 2021 Notes Forbearance Agreement, (y) the 2021 Notes Forbearance Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the 2021 Notes Forbearance Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver consistent with any similar amendment, modification, supplement or waiver of this Agreement;

(x)	a Restructuring Support Agreement among the Borrowers, the other Loan Parties and Lenders (acting in their sole discretion) holding two-thirds in principal of outstanding Loans has not become effective by April 8, 2020; provided that, the event described in this clause (x) shall constitute a Termination Event only if the Specified Lenders holding a majority in principal of Loans held by all Specified Lenders send a written notice to the Parent Borrower specifying that such event is a Termination Event;

(xi)	(x) any class of creditors terminates the Restructuring Support Agreement pursuant to the terms thereof, (y) the Restructuring Support Agreement for any reason ceases to be in full force and effect and valid, binding and enforceable in accordance with the terms thereof against the parties party thereto or (z) the Restructuring Support Agreement is amended, modified or supplemented in any material respect, or any provision thereof is waived, except for any such amendment, modification, supplement or waiver that is made in accordance with the terms of the Restructuring Support Agreement or consented to in writing by the Specified Lenders holding a majority in principal of Loans held by all Specified Lenders;

(xii)	(x) the Specified Bankruptcy Proceeding is converted or dismissed, or a Chapter 11 trustee or examiner with expanded powers is appointed or (y) any pleading or other document is filed or any other action is taken by the Borrowers or any Subsidiary thereof (including HOS WELLMAX Services, LLC) in the Specified Bankruptcy Proceeding without the prior written consent of the Required Lenders;

(xiii)	the Parent Borrower or any Subsidiary thereof makes any payment of principal of, or interest on, the Notes, or takes any step to redeem any of the Notes;

(xiv)	the Parent Borrower notifies any Specified Lender or its representatives in writing that it has terminated discussions regarding a potential restructuring or recapitalization transaction with respect to the Parent Borrower; or

(xv)	11:59 p.m. New York time on April 20, 2020; provided, further, that the Termination Event described in this clause (xv) shall further extend to 11:59 p.m. New York time on any date agreed to by the Required Lenders (in their sole discretion) and the Borrowers (which such extension may be documented by email).

Notwithstanding anything contained herein to the contrary, the parties hereto reserve all rights and defenses in respect of the Non-Compliance and any cure in respect thereof.

(b)       Each Loan Party hereby acknowledges and agrees that upon the occurrence of a Termination Event, (i) the relief provided under this Agreement (including, without limitation, under Sections 2(a) hereof) shall immediately and automatically terminate, (ii) subject to the immediately preceding sentence, the Designated Event of Default shall continue to constitute an Event of Default and (iii) the Second Lien Agent and the Lenders shall have the right to exercise the Second Lien Rights and Remedies as a result of the Designated Event of Default. Each Loan Party hereby further acknowledges and agrees that from and after the Termination Date, the Second Lien Agent and the Specified Lenders shall be under no obligation of any kind whatsoever to forbear from exercising any rights or remedies on account of the Designated Event of Default.

(c)       Furthermore, the Second Lien Agent and the Specified Lenders expressly reserve all Second Lien Rights and Remedies with respect to any Event of Default now existing or hereafter arising under the Credit Agreement or any of the other Loan Documents and, upon the occurrence of a Termination Event, the Designated Event of Default, including without limitation (x) the right to declare the Commitments to be terminated, (y) the right to demand immediate full payment of all Indebtedness owing under the Credit Agreement and the other Loan Documents and (z) the right to repossess and take other action with respect to any or all Collateral, including the liquidation thereof pursuant to the security interest granted under the Guaranty and Collateral Agreement or any other Security Instruments.

Section 3.      Conditions to Effectiveness. This Agreement shall become effective as of the first date (the “Effective Date”) on which each of the following conditions shall have been satisfied:

(a)       the Administrative Agent shall have received a countersigned signature page of this Agreement duly executed by the Borrowers, the Guarantors, the Specified Lenders constituting the Required Lenders and the Second Lien Agent;

(b)       the First Lien Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof;

(c)       the ABL Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof;

(d)       the 2020 Notes Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof; and

(e)       the 2021 Notes Forbearance Agreement shall have been executed and delivered by all parties party thereto substantially concurrently with the execution and delivery of this Agreement, and shall be in full force and effect in accordance with the terms thereof.

Section 4. Representations and Warranties. Each Loan Party hereby represents and warrants that, as of the date hereof after giving effect to this Agreement:

(a)       the execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of such Loan Party or any Restricted Subsidiary of the Parent Borrower.

(b)       this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)       the representations and warranties of the Loan Parties contained in the Credit Agreement (other than Sections 7.04(b) or 7.19 of the Credit Agreement) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date, except that any representation and warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date; provided that, notwithstanding the foregoing, the Loan Parties make no representation and warranty with respect to Sections 7.07(b) or 7.07(c) of the Credit Agreement solely insofar as such representations and warranties relate to the Non-Compliance; and

(d)       except for the Designated Event of Default, no Default or Event of Default has occurred and is continuing.

Section 5.      Agreements.

(a)       Borrowers acknowledge and agree that (i) on the date hereof all outstanding Obligations (as defined in the Guaranty and Collateral Agreement) are payable in accordance with their terms and the Borrowers and the Guarantors each hereby waive any defense, offset, counterclaim or recoupment with respect thereto and (ii) on the date hereof the aggregate principal amount of Loans outstanding is $121,234,650.00.

(b)       The Second Lien Agent and the Specified Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as expressly provided in this Agreement in respect of the Designated Event of Default, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of any Secured Party with respect to the Loan Documents, or (iv) the rights of any Secured Party to collect the full amounts owing to them under the Loan Documents.

(c)       The Borrowers and each Guarantor do hereby adopt, ratify, and confirm the Credit Agreement and acknowledge and agree that the Credit Agreement is and remains in full force and effect, and the Borrowers and Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, the other Loan Documents, and the Obligations, are not impaired in any respect by this Agreement.

(d)       During the Forbearance Period, the Borrowers and Guarantors covenant to the Second Lien Agent and the Lenders that they shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly engage in any transactions, make any payments or transfers or take any action (or forbear from taking any action), in each case outside the ordinary course of business, except as expressly permitted hereunder. Without limiting the generality of the foregoing and whether or not any transaction, payment, transfer or other action is done in the ordinary course of business, during the Forbearance Period the Borrowers and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

(i)	make any Investment in reliance on clause (e) or clause (h) of the definition of “Permitted Investments” in the Credit Agreement;

(ii)	designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(iii)	take any action or engage in any transaction with respect to which the taking of such action or the engagement in such transaction is conditioned under the Credit Agreement on there being no Default or Event of Default existing; or

(iv)	incur or assume, directly or indirectly, any Debt, other than Debt incurred in the ordinary course (and permitted by the Credit Agreement) and not in respect of borrowed money or representing Capital Lease Obligations, without the consent of the Specified Lenders.

(e)       During the Forbearance Period, the Borrowers agree to provide Davis Polk & Wardwell LLP copies of the following documents (via email to the attention of Damian S. Schaible (damian.schaible@davispolk.com), Kenneth J. Steinberg (kenneth.steinberg@davispolk.com) and Darren S. Klein (darren.klein@davispolk.com)) as promptly as practicable upon the entry into such documents, the provision of such documents to third-parties or the receipt of such documents from third-parties, as applicable: (i) any amendment, supplement or modification, or any waiver in respect of, the 2020 Notes Indenture, the 2021 Notes Indenture, the First Lien Term Loan Agreement, the ABL Credit Agreement, the First Lien Forbearance Agreement, the ABL Forbearance Agreement, the 2020 Notes Forbearance Agreement or the 2021 Notes Forbearance Agreement, (ii) any notice of default, notice of or other documentation in respect of the exercise of rights or remedies, or any similar notice or documentation, in each case delivered by or to any Borrower or any Subsidiary thereof in respect of the 2020 Notes Indenture, the 2021 Notes Indenture, the First Lien Term Loan Agreement or the ABL Credit Agreement or (iii) any pleading or other document filed in the Specified Bankruptcy Proceeding.

(f)       During the Forbearance Period, each Loan Party agrees (i) to provide the Specified Lenders (or their designees) with access to inspect such Loan Party’s financial records, properties and Vessel Collateral during normal business hours and at the Borrowers’ expense, but without regard to any limitations on the frequency of visits contained in the Credit Agreement and at the expense of the Borrower; provided that such inspection shall be during normal business hours and inspections with respect to Vessel Collateral shall occur when the applicable Vessel is shoreside at a location involved in the ordinary course of providing its services under its then applicable charter or other vessel service contract, (ii) promptly to provide such customary financial and other information regarding the Loan Parties and their respective businesses and operations (including information with respect to Vessel Collateral) that the Specified Lenders may reasonably request to the extent (w) such information is readily available to a Loan Party, (x) such information is not subject to attorney/client privilege, (y) such information does not constitute trade secrets and (z) the provision of such information is not prohibited by law or by the legally binding confidentiality obligations of any Loan Party to a third party (other than another Loan Party); provided that the applicable Loan Party shall use commercially reasonable efforts to obtain the consent of any such third party to provide such information to the Specified Lenders on a confidential basis and use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not risk waiver of such privilege or violate the applicable obligation and (iii) to provide the Specified Lenders with access to senior officers of the Borrowers and such if their representatives, as appropriate, in relation to any of the foregoing.

(g)       The Borrowers agree to pay, within three Business Days following receipt of an invoice therefor, all out-of-pocket fees and expenses incurred by the Agents and the Lenders and their respective Affiliates, including, without limitation, (1) the fees, charges and disbursements of one financial advisor for the Lenders and of counsel for the Agents and the Lenders (but limited, in the case of counsel, to one primary counsel for each of (x) the Agents and their respective Affiliates, collectively and (y) the Lenders and their respective Affiliates, collectively, and in each case, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person)) and (2) travel, photocopy, mailing, courier, telephone and other similar expenses, in, each case, in connection with (i) the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Agents and/or the Lenders as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement, the Existing Second Lien Forbearance Agreement, the Credit Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or (ii) the enforcement or protection of the Agents’ or the Lenders’ rights in connection with this Agreement, the Existing Second Lien Forbearance Agreement, the Credit Agreement or any other Loan Document, including, without limitation, all out-of-pocket expenses incurred during any workout or restructuring in respect of the Loan Parties or the Loans.

Section 6.    Reaffirmation of Loan Documents. Each Loan Party hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty and Collateral Agreement and each other Loan Document to which it is party are in full force and effect, and each Loan Party hereby ratifies and reaffirms its grant of liens on or security interests in their properties pursuant to such Loan Documents as security for the Obligations (as defined in the Guaranty and Collateral Agreement) and confirms and agrees that such liens and security interests secure all of the Obligations (as defined in the Guaranty and Collateral Agreement), including any additional Indebtedness hereafter arising or incurred pursuant to or in connection with the Credit Agreement or any other Loan Document. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that it continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (as defined in the Guaranty and Collateral Agreement), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty and Collateral Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 7.      Governing Law; Waiver of Jury Trial; Other Miscellaneous Provisions

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE EXISTING SECOND LIEN FORBEARANCE AGREEMENT, AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ADMINISTRATIVE

AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7. The provisions of Sections 12.09(b) and 12.13 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

Section 8.      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or pdf. of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 9.      Release. In consideration of, among other things, the forbearance provided for herein, each Borrower and each other Loan Party (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has, of whatsoever nature and kind, whether known or unknown, whether now existing, whether arising at law or in equity, against the Second Lien Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that in each case such claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date hereof and which arise out of or are related to the Credit Agreement, this Agreement, the Existing Second Lien Forbearance Agreement, the other Loan Documents, the Obligations (as defined in the Guaranty and Collateral Agreement) or the Collateral (collectively, the “Released Claims”). The Borrowers and the other Loan Parties further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.

Section 10.      Effects of this Agreement; Amendments. From and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement, as interpreted in accordance with the terms of this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references herein to “this Agreement,” “herein,” “hereunder” or words of similar import, shall in each case, be deemed to be references to the Existing Second Lien Forbearance Agreement as amended and restated by this Agreement. This Agreement may not be amended except pursuant to an agreement or agreements in writing entered into by each of the parties party hereto.

Section 11.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement. During the Forbearance Period, no Specified Lender shall transfer or assign its rights under the Credit Agreement or this Agreement absent the written agreement of the transferee or assignee to be bound by the terms of this Agreement, but no Specified Lender shall be further limited in its transfer or assignment rights other than as provided in the Credit Agreement.

Section 12.    Invalidity. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 14.      Agent Direction. The Specified Lenders hereby direct the Second Lien Agent to execute this Agreement pursuant to Section 11.03 of the Credit Agreement. The Second Lien Agent shall conclusively rely on this direction in connection with its execution of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

PARENT BORROWER:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

CO-BORROWER:

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

GUARANTORS:

HORNBECK OFFSHORE TRANSPORTATION, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HOS-IV, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE OPERATORS, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

ENERGY SERVICES PUERTO RICO, LLC as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HORNBECK OFFSHORE INTERNATIONAL, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HOS PORT, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HOS HOLDING, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

HOi HOLDING, LLC, as a Guarantor

By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

Hornbeck Offshore Services de Mexico, S. DE R.L. DE C.V, as a Guarantor

By:	/s/ Samuel A. Giberga
Samuel A. Giberga
Vice President

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

Hornbeck Offshore Navegacao, Ltda., as a Guarantor

By:	/s/ Robert Thomas Gang
Robert Thomas Gang
Administrator

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

ADMINISTRATIVE AGENT/CERTAIN LENDERS:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll
Nicole Kroll
Assistant Vice President

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

[Lender Signature Pages are on file with the Second Lien Agent]

Signature Page to Forbearance Agreement
Hornbeck Offshore Services, Inc.

Exhibit A

[See attached.]

Exhibit B

[See attached.]

Exhibit C

[See attached.]

Exhibit D

[See attached.]

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of March 31, 2020 (the “Agreement Effective Date”), is by and among Hornbeck Offshore Services, Inc. (the “Issuer”), and each of its subsidiaries party hereto and any successors thereto (the “Subsidiary Guarantors” and, together with the Issuer, the “Obligors”) and the undersigned holders, or the managers, beneficial holders, general partners or investment advisors of such holders (together with any party that executes a Forbearance Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, (the “Supporting Holders”) of the Issuer’s (i) 5.875% Senior Notes due 2020 (the “2020 Notes”) and (ii) 5.000% Senior Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, collectively, the “Notes”)).

WHEREAS, the Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee (in either or both such capacities, the “Trustee”), are parties to (i) that certain Indenture, dated as of March 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “2020 Indenture”) under which the 2020 Notes were issued and (ii) that certain Indenture, dated as of March 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “2021 Indenture” and, together with the 2020 Indenture, the “Notes Indentures”) under which the 2021 Notes were issued;

WHEREAS, the current principal amount outstanding of the (i) 2020 Notes is $224.6 million and interest payments on the Notes are due semiannually, on April 1 and October 1 and (ii) 2021 Notes is $450.0 million and interest payments on the Notes are due semiannually, on March 1 and September 1;

WHEREAS, $224.6 million in principal amount outstanding under the 2020 Notes and an interest payment on the 2020 Notes pursuant to the 2020 Indenture is due on April 1, 2020 at the maturity of the 2020 Notes (the “2020 Notes Payments”), and the Issuer anticipates not making such 2020 Notes Payments;

WHEREAS, an interest payment on the 2021 Notes in the amount of $11,250,000 was due on March 1, 2020 (the “2021 Notes Interest Payment”) and the Issuer did not make such payment;

WHEREAS, at such time as the Issuer’s nonpayment of the 2020 Notes Payments in respect of principal amounts due, the same will become an Event of Default pursuant to Section 6.01(b) of the 2020 Indenture (including any additional Default or Event of Default that may result under the 2020 Indenture as a result of any cross default, cross event of default, cross acceleration or similar provisions triggered between the 2020 Indenture and any other mortgage, indenture, agreement or instrument under which there may be issues or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or any of its subsidiaries as a result of such nonpayment (collectively, the “2020 Specified Default”));

WHEREAS, at such time as the voluntary commencement of a case and filing a petition for bankruptcy of HOS WELLMAX Services, LLC, an indirect wholly owned subsidiary of the Issuer, in the Bankruptcy Court of the Southern District of Texas, the same may become an Event of Default pursuant to Section 6.01(h) of each of the 2020 Indenture and the 2021 Indenture (including any additional Default or Event of Default that may result under either of the Notes Indentures as a result of any cross default, cross event of default, cross acceleration or similar provisions triggered between either of the Notes Indentures and any other mortgage, indenture, agreement or instrument under which there may be issues or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or any of its subsidiaries as a result of such voluntary commencement and filing, (collectively, the “Filing Default”));

WHEREAS, in the course of negotiating a Potential Transaction (defined below), the Issuer expects that it will not comply with Section 4.03 (Reports) and Section 4.04 (Compliance Certificate) of each Notes Indenture, the failure to comply with which will cause a Default under each of the respective Notes Indentures and which, if uncured during the applicable grace periods set forth in each of the respective Notes Indentures, will become an Event of Default pursuant to Section 6.01(d) of each Notes Indenture (including any additional Default or Event of Default that may result under either of the Notes Indentures as a result of any cross default, cross event of default, cross acceleration or similar provisions triggered between either of the Notes Indentures and any other mortgage, indenture, agreement or instrument under which there may be issues or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or any of its subsidiaries as a result of such failure to comply, (collectively, the “Reporting Default”));

WHEREAS, at such time as the Issuer may incur additional indebtedness by electing to pay interest on its First Lien Term Loan Agreement, dated as of June 15, 2017, by and among the Company, Wilmington Trust, National Association and the other parties signatory thereto (as amended or supplemented from time to time) in kind pursuant to Section 3.02(f) thereof, the same will become a Default and, if uncured during the grace periods set forth in each of the Notes Indentures, will become an Event of Default pursuant to Section 6.01(d) of each of the respective Notes Indentures (including any additional Default or Event of Default that may result under either of the Notes Indentures as a result of any cross default, cross event of default, cross acceleration or similar provisions triggered between either of the Notes Indentures and any other mortgage, indenture, agreement or instrument under which there may be issues or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or any of its subsidiaries as a result of such payment of interest in kind (collectively, the “PIK Payment Default”));

WHEREAS, at such time as the Issuer’s nonpayment on the 2021 Notes Interest Payment will have continued for a period of thirty (30) days, the same will become an Event of Default pursuant to Section 6.01(a) of the 2021 Indenture (including any additional Default or Event of Default that may result under the 2021 Indenture as a result of any cross default, cross event of default, cross acceleration or similar provisions triggered between the 2021 Indenture and any other mortgage, indenture, agreement or instrument under which there may be issues or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or any of its subsidiaries as a result of such nonpayment (collectively, the “2021 Specified Default” and, together with the 2020 Specified Default, the Filing Default, the Reporting Default and the PIK Payment Default, the “Specified Defaults”));

WHEREAS, the Issuer is exploring a potential restructuring or recapitalization transaction (a “Potential Transaction”); and

 WHEREAS, to facilitate discussions in respect of a Potential Transaction, the Obligors have requested that each of the Supporting Holders agree to temporarily forbear in the exercise of their rights to accelerate the maturity of the Notes, declare all amounts under the Notes and the Notes Indentures immediately due and payable, and exercise any other rights and remedies available under the Notes Indentures (collectively, the “Rights and Remedies”) solely to the extent arising from the occurrence and continuation of the Specified Defaults, subject to the terms and conditions of this Agreement.

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I. ACKNOWLEDGMENTS

1.01 Interpretive Matters.

(a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.

(b) The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.

(c) Any capitalized term used herein and not otherwise defined herein has the respective meaning given to such term in the applicable Notes Indenture.

1.02 Acknowledgment and Agreement. Each of the Obligors hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:

(a) The recital of facts set forth in this Agreement is true and correct in all material respects;

(b) The 2020 Notes Payment, together with all other outstanding Obligations under the 2020 Indenture, including interest, fees, expenses and other charges, are validly owing and, solely with respect to such amounts and any other outstanding Obligations under the 2020 Indenture owing to Supporting Holders that are not Affiliated Parties, are not subject to any right of offset, deduction, claim, or counterclaim in favor of any Obligor;

(c) The 2021 Notes Interest Payment, together with all other outstanding Obligations under the 2021 Indenture, including interest, fees, expenses and other charges, are validly owing and, solely with respect to such amounts and any other outstanding Obligations under the 2021 Indenture owing to Supporting Holders that are not Affiliated Parties, are not subject to any right of offset, deduction, claim, or counterclaim in favor of any Obligor;

(d) The 2020 Specified Default (i) is anticipated to occur, (ii) will constitute an Event of Default under the 2020 Indenture without the need for any notice to the Obligors, and (iii) if not cured by the Obligors, to the extent curable, as a consequence thereof, and subject to and but for the terms of this Agreement upon becoming an Event of Default, the Holders and the Trustee will be free to exercise the Rights and Remedies in accordance with the terms of the 2020 Indenture;

(e) The 2021 Specified Default (i) has occurred and is continuing, (ii) will constitute an Event of Default under the 2021 Indenture without the need for any notice to the Obligors, and (iii) has not been cured by the Obligors, and as a consequence thereof, and subject to and but for the terms of this Agreement upon becoming an Event of Default, the Holders and the Trustee are free to exercise the Rights and Remedies in accordance with the terms of the 2021 Indenture;

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(f) The Filing Default will constitute an Event of Default under the 2020 Indenture and the 2021 Indenture without the need for any notice to the Obligors, and as a consequence thereof, and subject to and but for the terms of this Agreement upon becoming an Event of Default, the Holders and the Trustees under the Notes Indentures are free to exercise the Rights and Remedies in accordance with the terms of each applicable Notes Indenture;

(g) The Reporting Default (i) is anticipated to occur and (ii) may constitute an Event of Default under 2020 Indenture and the 2021 Indenture without the need for any notice to the Obligors after the applicable grace periods have run, and (iii) if not cured by the Obligors, to the extent curable, as a consequence thereof, and subject to and but for the terms of this Agreement upon becoming an Event of Default, the Holders and the Trustee are free to exercise the Rights and Remedies in accordance with the terms of each applicable Notes Indenture;

(h) The PIK Payment Default (i) may occur, (ii) would constitute an Event of Default under the 2020 Indenture and the 2021 Indenture without the need for any notice to the Obligors after the applicable grace periods have run, and (iii) if not cured by the Obligors, to the extent curable, as a consequence thereof, and subject to and but for the terms of this Agreement upon becoming an Event of Default, the Holders and the Trustee will be free to exercise the Rights and Remedies in accordance with the terms of each applicable Notes Indenture;

(i) Each Obligor hereby ratifies and affirms each Notes Indenture and the Obligations owing thereunder and acknowledges that such Notes Indenture is and, after giving effect to this Agreement, shall remain unchanged and in full force and effect. Each Obligor agrees that each Notes Indenture constitutes valid and binding obligations and agreements of each of the Obligors enforceable against each Obligor in accordance with their respective terms;

(j) Subject to the terms of this Agreement, the Supporting Holders have not waived, released or compromised, and do not hereby waive, release or compromise, any events, occurrences, acts, or omissions that may constitute or give rise to any defaults, Defaults or Events of Default, including, without limitation, the Specified Defaults, that existed or may have existed, or may presently exist, or may arise in the future, nor does any Supporting Holder waive any Rights and Remedies;

(k) The execution and delivery of this Agreement shall not, except as otherwise set forth herein: (i) constitute an extension, modification, or waiver of any aspect of the Notes Indentures; (ii) extend the maturity of the Notes or the due date of any payment of any amount(s) due thereunder or payable in connection therewith; (iii) give rise to any obligation on the part of the Supporting Holders to extend, modify or waive any term or condition of the Notes; (iv) establish any course of dealing with respect to the Notes; or (v) give rise to any defenses or counterclaims to the right of the Supporting Holders to compel payment of the Notes or any amounts(s) due thereunder or payable in connection therewith or otherwise enforce their rights and remedies set forth in the Notes Indentures; and

(l) Except as expressly provided herein, the Supporting Holders’ agreement to forbear in the exercise of their Rights and Remedies solely as to the Specified Defaults, and to perform as provided herein, in each case to the extent permitted by the applicable Notes Indenture, shall not invalidate, impair, negate or otherwise affect the Trustee’s or Supporting Holders’ ability to exercise their Rights and Remedies under such Notes Indenture or otherwise.

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SECTION II. FORBEARANCE

2.01 Forbearance. In consideration of, and in reliance upon the representations, warranties, agreements and covenants of the Obligors set forth herein, during the Forbearance Period (as defined below), each Supporting Holder (severally and not jointly) hereby agrees that during the Forbearance Period (as defined below) it will forbear from exercising any of the Rights and Remedies under the Notes Indentures or applicable law solely with respect to the Specified Defaults (the “Forbearance”). For the avoidance of doubt, during the Forbearance Period only, each Supporting Holder agrees that such Supporting Holder (individually or collectively) will not deliver any notice or instruction to the Trustee directing the Trustee to exercise any of the Rights and Remedies with respect to any of the Specified Defaults.

2.02 Trustee Action.

(a) The Supporting Holders shall, pursuant to Section 6.05 of each of the Notes Indentures, direct the Trustee not to take any action with respect to the 2020 Notes or the 2021 Notes under the respective Notes Indentures as a result of any of the Specified Defaults during the Forbearance Period

(b) In the event that the Trustee takes any action to declare the 2020 Notes or the 2021 Notes immediately due and payable, or the 2020 Notes or 2021 Notes otherwise become immediately due and payable, pursuant to Section 6.02 of the 2020 Indenture or Section 6.02 of the 2021 Indenture, as applicable, during the Forbearance Period solely due to the Filing Default, the 2020 Specified Defaults, the 2021 Specified Default, the Reporting Default or the PIK Payment Default, as applicable, each Supporting Holder agrees to rescind and cancel such acceleration to the fullest extent permitted under the 2020 Indenture or the 2021 Indenture, as applicable.

2.03 Limitation on Transfers of Notes. During the Forbearance Period, each of the Supporting Holders hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote, consent, waive or forbear) held by such Supporting Holder as of the date hereof except to a party who (i) is already a Supporting Holder party to this Agreement, (ii) as of the date hereof, was, and as of the date of transfer, continues to be an entity that controls, is controlled by or is under common control with the transferor or for which such Supporting Holder acts as investment manager, advisor or subadvisor, provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a party hereto, or (iii) prior to or contemporaneously with such Transfer, agrees in writing with the transferor for the intended third party benefit of the Issuer and the Subsidiary Guarantors to be bound by all of the terms of this Agreement with respect to the relevant Notes being transferred to such purchaser (and with respect to any and all Notes it already may hold prior to such Transfer) by executing a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto, and delivering an executed copy thereof, within three (3) Business Days of closing of such Transfer, to counsel to the Issuer. Any Transfer made in violation of this Section 2.03 shall be void ab initio, and the Issuer shall have the right to enforce the voiding of any such Transfer. This Agreement shall in no way be construed to preclude any Supporting Holder from acquiring additional Notes to the extent permitted by applicable law. However, such Supporting Holder shall, automatically and without further action, remain subject to this Agreement with respect to any Notes so acquired. Notwithstanding the foregoing, an entity that holds itself out to the public or applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims

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against the Issuer, in its capacity as a dealer or market maker in claims against the Issuer and is, in fact, regularly in the business of making a market in claims against the Issuer (including debt securities or other debt) (a “Qualified Marketmaker”), acting solely in its capacity as such, that acquires any Notes subject to this Agreement shall not be required to execute a Forbearance Joinder Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if, and only if: (i) such Qualified Marketmaker sells or assigns such Notes within five (5) Business Days of its acquisition; and (ii) the purchaser or assignee of such Notes is a Supporting Holder or an entity that executes and provides a Forbearance Joinder Agreement in accordance with the terms set forth in this Section 2.03. To the extent, however, a Qualified Marketmaker, acting solely in its capacity as such, acquires Notes from an entity who is not a Supporting Holder (collectively, “Qualified Unrestricted Claims”), such Qualified Marketmaker may Transfer any right, title or interest in such Qualified Unrestricted Claims without the requirement that the transferee execute a Forbearance Joinder Agreement. Any such Qualified Marketmaker that is a Supporting Holder shall otherwise be subject to the terms and conditions of this Agreement with respect to Qualified Unrestricted Claims pending the completion of any such Transfer.

2.04 Forbearance Period. The Forbearance shall commence on the Agreement Effective Date and continue until the earlier of (a) April 20, 2020 at 11:59 p.m. New York City time (or such later date that all of the Supporting Holders agree in writing) and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if the forbearance under this Agreement had never existed, and all of the Rights and Remedies under the Notes Indentures and in law and in equity shall be available without restriction or modification.

2.05 Limited Forbearance. The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to impair the ability of the Supporting Holders or the Trustee to exercise any of the Rights and Remedies during the Forbearance Period for Defaults or Events of Default other than the Specified Defaults, (ii) to constitute a waiver of the Specified Defaults or any future Defaults or Events of Default or compliance with any term or provision of the Notes Indentures or applicable law, other than as expressly set forth in this Section II or (iii) to establish a custom or course of dealing between the Obligors, on the one hand, and any Supporting Holder, on the other hand.

2.06 Further Acknowledgements

(a)       The Obligors understand and accept the temporary nature of the Forbearance provided hereby and that the Supporting Holders have given no assurances that they will extend such Forbearance or provide further waivers or amendments to the Notes Indentures.

(b)       Nothing in this Agreement constitutes a legal obligation to participate in any Potential Transaction or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.

(c)       Notwithstanding anything to the contrary in this Agreement, each Obligor and Supporting Holder recognizes, acknowledges and agrees that (i) this Agreement binds only the desk or business unit of a Supporting Holder that executes this Agreement and shall not be binding on any other desk, business

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unit or Affiliated Party of the Supporting Holder, unless such desk, business unit or Affiliated Party of the Supporting Holder separately becomes a party hereto or otherwise acquires Notes subject to this Agreement as a result of a transfer in accordance with Section 2.03 of this Agreement and (ii) nothing in this Agreement shall cause any desk or business unit of a Supporting Holder to cause any Affiliated Party to support, execute or otherwise take any action (or forbear from tracking any action) with respect to Notes held by such Affiliated Party.

SECTION III. EVENTS OF TERMINATION

3.01 Events of Termination. The Forbearance Period shall terminate immediately following notice of termination by the Supporting Holders that hold a majority of the aggregate principal amount of the Notes (taken as a single class) held by all of the Supporting Holders at such time (the “Requisite Supporting Holders”) to the Issuer if any of the following events shall occur (each, an “Event of Termination”):

(a) the failure of any Obligor to comply with any term, condition or covenant set forth in this Agreement, including, without limitation, the covenants in Section IV of this Agreement;

(b) other than the Specified Defaults and any potential Default or Event of Default under either Notes Indenture resulting from any actions or events giving rise to any of the Specified Defaults, there occurs any Default or Event of Default under any Notes Indenture that is not cured within any applicable grace period;

(c) other than in connection with the Filing Default, a case under title 11 of the United States Code or any similar reorganization, liquidation, insolvency, or receivership proceeding under applicable law is commenced by any Obligor;

(d) the Issuer notifies any Supporting Holder or its representatives in writing that it has terminated discussions regarding a Potential Transaction; or

(e) the Issuer cures (i) the 2020 Specified Default by making the 2020 Notes Payments and (ii) the 2021 Specified Default by making the 2021 Interest Payment, and in each case pays any default interest or late penalties, and no other Default or Event of Default has occurred and remains uncured at the time the Issuer cures such Specified Defaults.

SECTION IV. OTHER AGREEMENTS

        4.01 Accrued Interest. The Obligors agree that during the Forbearance Period, interest on all outstanding Obligations, including the unpaid principal amount of the 2020 Notes, the 2021 Notes, the 2020 Notes Payments and the 2021 Notes Interest Payment, shall continue to accrue in accordance with the terms of the Indenture.

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4.02 Negative Covenant. Prior to the entry into any support agreement in connection with a Potential Transaction, the Obligors covenant that during the Forbearance Period, each of the Obligors shall not incur (as defined in the Notes Indentures), directly or indirectly, other than in connection with the PIK Payment Default, any Indebtedness (as defined in the Notes Indentures), other than Indebtedness incurred in the ordinary course and not in respect of borrowed money, without the consent Requisite Supporting Holders.

4.03 Ordinary Course Operation of the Businesses. During the Forbearance Period, each of the Obligors shall operate their businesses in the ordinary course of business and shall only make payments in the ordinary course of business. For the avoidance of doubt, the Obligors shall not make any principal payment on, or redeem, repurchase, defease or otherwise acquire, retire, or exchange for value, in each case prior to any scheduled repayment or scheduled maturity, any third-party Indebtedness other than Indebtedness incurred in the ordinary course and not in respect of borrowed money without the consent of the Requisite Supporting Holders.

4.04 Release. Each Obligor (for itself and its Subsidiaries and controlled Affiliates and the successors, assigns, heirs and representatives of each Obligor) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each Supporting Holder (other than any Supporting Holder that is an Affiliated Party), together with its Affiliates, directors, officers, employees, attorneys, financial advisors and consultants (each solely in its capacity as such) (each a “Released Party”, and collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Agreement or the Notes Indentures, or any act, event or transaction related or attendant thereto, or the agreements of any Supporting Holder (other than any Supporting Holder that is an Affiliated Party) contained herein or therein. Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim, in each case directly arising out of, connected with or related to this Agreement or the Notes Indentures or the agreements of any Supporting Holder (other than a Supporting Holder that is an Affiliated Party), by any Releasor against any Released Party which would not be released hereby.

“Affiliated Party” shall mean (i) any Affiliate of the Obligors or any direct or indirect parent company of the Obligors, (ii) any director, officer, agent or employee of any such Affiliate and (iii) any entity or person for which any such Affiliate acts as investment advisor or manager of discretionary accounts.

4.05 Tolling. During the Forbearance Period, the Obligors hereby agree to toll and suspend the running of the applicable statutes of limitations, laches, or other doctrines relating to the passage of time with respect to any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Supporting Holder (or group thereof) has heretofore had or now or hereafter can, shall or may have against any of the Obligors, respective

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Affiliates (other than any Supporting Holder that is an Affiliated Party), and each of the directors, officers, members, employees, agents, attorneys, financial advisors and consultants of each of the foregoing.

4.06 Notices. The Issuer hereby agrees to notify the Supporting Holders reasonably promptly in writing (which may be done by email to Milbank) of (a) any failure by any of the Obligors to comply with their obligations set forth in this Agreement, (b) the occurrence of (i) any Event of Termination or (ii) any other event which could reasonably be expected to have a material adverse effect on the Obligors or their businesses or assets during the Forbearance Period, or (c) service of a complaint upon an Obligor by a person commencing a material action against such Obligor. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered by hand, or when sent by e-mail or facsimile transmission, answer back received, or on the first business day after delivery to any overnight delivery service, freight prepaid, or three (3) Business Days after being sent by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

If to any Supporting Holder,
then to:	The address of such Directing Holder
as set forth on the signature page
of this Agreement

with a copy to:

Milbank LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
	Attention:	Gerard Uzzi
James Ball
Brett Goldblatt
	Email:	GUzzi@milbank.com
JBall@milbank.com BGoldblatt@milbank.com

SECTION V. REPRESENTATIONS AND WARRANTIES

In consideration of the foregoing agreements, the Obligors jointly and severally hereby represent and warrant to each Supporting Holder, and each Supporting Holder severally but not jointly hereby represents and warrants to the Obligors, as follows:

5.01 Such party is duly organized, validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents, and the execution, delivery and performance of this Agreement are within such party’s power and have been duly authorized by all necessary action.

5.02 This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting

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creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law).

5.03 No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement by such party does and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.

5.04 Each Supporting Holder represents and warrants that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the aggregate principal amount of Notes set forth on the signature page attached hereto, and to that extent it advises or acts as a manager for any beneficial holder, it has the authority to enter into this Agreement on behalf of such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.

5.05 Each of the Obligors represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing or is expected to occur during the Forbearance Period other than the Specified Defaults.

5.06 The parties to this Agreement acknowledge that nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under any of the Notes Indentures and the entry into this Agreement shall not constitute, directly or indirectly, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Obligors.

5.07 The Supporting Holders have not made any assurances concerning (a) the manner in which or whether the Specified Defaults may be resolved or (b) any additional forbearance, waiver, restructuring or other accommodations.

SECTION VI. RATIFICATION OF EXISTING AGREEMENTS

6.01 The Obligors and the Supporting Holders hereby acknowledge and agree that, (a) the relationships between the Obligors and the Supporting Holders are governed by the Notes Indentures, this Agreement and other agreements that may be executed by the Obligors and the Supporting Holders from time to time, (b) no fiduciary duty or special relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (c) the rights and obligations of the Supporting Holders under this Agreement are several and not joint and no Supporting Holder shall be liable or responsible for obligations of any other Supporting Holder, (d) no Supporting Holder has made to any Obligor, and no Obligor has made to any Supporting Holder, any promise, commitment or representation of any kind or character with respect to any forbearance or other matter as of the date of this Agreement other than as set forth in this Agreement, (e) this Agreement has no effect or bearing on any rights or remedies the Supporting Holders may have available under the Notes Indentures other than as explicitly provided for herein, (f) no person has any obligation to engage in discussions with any other person after the date hereof regarding any further forbearance and (g) no Supporting Holder and no Obligor has any obligation under any circumstances to amend, waive, supplement or otherwise modify the terms of the

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Notes Indentures, offer any discounted payoff of the Notes, refinance or exchange the Notes, vote or refrain from voting or otherwise acting with respect to its Notes, extend the forbearance period, grant any other forbearance, agree to any amendment, supplement, waiver or other modification or any Potential Transaction, enter into any definitive documentation in connection with a Potential Transaction, or extend any other accommodation, financial or otherwise, to any Obligor or any of its Affiliates.

SECTION VII. MISCELLANEOUS

7.01 More Favorable Agreements. If the Issuer has entered into or at any time on or after the date hereof enter into a forbearance or similar agreement with respect to the Notes with any other holder of the Notes that is not a Supporting Holder that contains terms more favorable to the noteholders party thereto than those contained in this Agreement (each such agreement, a “More Favorable Agreement”), such terms of such More Favorable Agreement shall automatically be incorporated herein unless all of the Supporting Holders, in their sole discretion, elect not to include any such terms. The Issuer shall (a) promptly notify the Supporting Holders of its entry into a More Favorable Agreement and (b) promptly provide a copy, with customary redactions, of such More Favorable Agreement to the Supporting Holders.

7.02 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

7.03 Several Obligations; No Liability. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that (a) the representations and warranties of each Supporting Holder made in this Agreement are being made on a several, and not joint, basis, (b) the obligations of each Supporting Holder under this Agreement are several obligations of each of them and (c) no Supporting Holder shall have any liability for the breach of any representation, warranty, covenant, commitment, or obligation by any other Supporting Holder. Nothing in this Agreement requires any Supporting Holder to advance capital to the Issuer or any Subsidiary Guarantor or incur any material liability.

7.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of any choice of law provisions that would require the application of the law of another jurisdiction. Each party hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan, City of New York for any action, suit, or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

7.05 Successors and Assigns. This Agreement shall be binding upon each of the Issuer, the Subsidiary Guarantors, the Supporting Holders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

7.06 Additional Parties. Without in any way limiting the provisions hereof, additional holders or

11

beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to the Issuer a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement.

7.07 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.08 Integration. This Agreement and any agreements referred to herein contain the entire understanding of the parties hereto with regard to the subject matter contained herein. Except as otherwise provided herein, this Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.

7.09 Jury Trial Waiver. The Issuer, the Subsidiary Guarantors and the Supporting Holders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Notes Indentures or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Holder relating to the administration of the Notes or enforcement of the Notes Indentures arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

7.10 Amendment. This Agreement may only be amended or modified in writing by the Issuer, the Subsidiary Guarantors and each Supporting Holder.

7.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon any such determination of invalidity, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ISSUER:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:
ENERGY SERVICES PUERTO RICO, LLC
HORNBECK OFFSHORE SERVICES, LLC
HORNBECK OFFSHORE TRANSPORTATION, LLC
HORNBECK OFFSHORE OPERATORS, LLC
HOS-IV, LLC
HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC
HOS PORT, LLC
HORNBECK OFFSHORE INTERNATIONAL, LLC
HOI HOLDING, LLC
HOS HOLDING, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Forbearance Agreement (2020 and 2021 Notes)]

HORNBECK OFFSHORE NAVEGACAO LTDA

By:	/s/ Robert T. Gang
Name: Robert T. Gang
Title: Administrator

[Signature Page to Forbearance Agreement (2020 and 2021 Notes)]

HORNBECK OFFSHORE SERVICES DE MEXICO, S. DE R.L. DE C.V.

By:	/s/ Samuel A. Giberga
Name: Samuel A. Giberga
Title: Vice President

[Signature Page to Forbearance Agreement (2020 and 2021 Notes)]

SUPPORTING HOLDERS

[SUPPORTING HOLDER]

By:
Name:
Title:

Principal Amount of 2020 Notes held:

Principal Amount of 2021 Notes held:

[Signature Page to Forbearance Agreement (2020 and 2021 Notes)]

Exhibit A

FORM OF FORBEARANCE JOINDER AGREEMENT

[●], 2020

Hornbeck Offshore Services, Inc.
[          ]
Attention: [          ]

RE: Forbearance Agreement

Ladies and Gentlemen:

Reference is made to the Forbearance Agreement dated as of                     , 2020 entered into between the Issuer, the Subsidiary Guarantors, and the Supporting Holders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.

SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned (the “Joining Noteholder”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Forbearance Agreement, to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each representation and warranty set forth in Section 5 of the Forbearance Agreement.

SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopier or in .PDF or similar format by email shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement. For the avoidance of doubt, the Obligors do not need to separately execute this Forbearance Joinder Agreement but are nevertheless bound by the terms of the Forbearance Agreement with respect to the Joining Noteholder as if such Joining Noteholder were a party to the Forbearance Agreement.

SECTION III. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 7.04 and 7.09 of the Forbearance Agreement shall apply to this Forbearance Joinder Agreement.

[Signature Page Follows]

Very truly yours,

[●]

By:
Name
Title:

Noteholder’s principal amount of 2020 Notes: $__________

Noteholder’s principal amount of 2021 Notes: $__________

[Signature Page to Joinder Forbearance Agreement]